                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            CENTRAL NEWSPAPERS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)  Title of each class of securities to which transaction applies:


        ------------------------------------------------------------------------

     2)  Aggregate number of securities to which transaction applies:


        ------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)


        ------------------------------------------------------------------------

     4)  Proposed maximum aggregate value of transaction:


        ------------------------------------------------------------------------

     5)  Total fee paid:


        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     3)  Filing Party:

        ------------------------------------------------------------------------

     4)  Date Filed:

        ------------------------------------------------------------------------

                            CENTRAL NEWSPAPERS, INC.

                           200 East Van Buren Street
                             Phoenix, Arizona 85004
                                 (602) 444-1100

                                                    April 7, 1999

To Our Shareholders:

       You are cordially invited to attend the 1999 Annual Meeting of the Shareholders of Central Newspapers, Inc. to be held on May 11, 1999 at our headquarters at 200 East Van Buren Street, Phoenix, Arizona. The meeting will start promptly at 10:00 A.M., Phoenix time.

       We encourage you to read the enclosed Notice of Annual Meeting and Proxy Statement. It explains the business to come before the meeting. At your earliest convenience, please complete, date, sign, and return the accompanying proxy card in the postage-paid envelope whether or not you plan to attend the meeting.

       We have enclosed a copy of our Annual Report for 1998, which is not a part of our proxy soliciting material.

                                           Central Newspapers, Inc.
                                           /s/ Louis A. Weil, III

                                           Louis A. Weil, III
                                           Chairman of the Board, President
                                           and Chief Executive Officer

                            CENTRAL NEWSPAPERS, INC.

                           200 East Van Buren Street
                               Phoenix, AZ 85004
                                 (602) 444-1100

                                                    April 7, 1999

                          NOTICE OF ANNUAL MEETING OF
                    SHAREHOLDERS TO BE HELD ON MAY 11, 1999

Dear Shareholder:

       Notice is hereby given that our Annual Meeting of Shareholders will be held on Tuesday, May 11, 1999, at 10:00 A.M., Phoenix time, at our headquarters at 200 East Van Buren Street, Phoenix, Arizona.

       The Annual Meeting will be held for the following purposes:

       1.     To elect seven directors, each to serve for a one year term;

       2. To approve the Central Newspapers, Inc. 1999 Long-Term Incentive Plan; and

       3. To transact such other business as may properly come before the meeting.

       Shareholders of record at the close of business on March 26, 1999 are entitled to vote at the meeting.

       These items of business are more fully described in the enclosed Proxy Statement. We have enclosed a proxy card to assist you in the voting process. We look forward to seeing you on May 11.

                            YOUR VOTE IS IMPORTANT!

                                           ERIC S. TOOKER
                                           Vice President, General Counsel,
                                           and Corporate Secretary

                        PLEASE COMPLETE, DATE, AND SIGN
                     THE ACCOMPANYING PROXY CARD AND RETURN
                     IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                               TABLE OF CONTENTS

QUESTIONS AND ANSWERS.......................................    1
PROPOSAL NO. 1 TO BE VOTED UPON
       ELECTION OF DIRECTORS................................    4
       Board Committees.....................................    5
       Recent Events........................................    6
       Meeting Attendance...................................    6
       Director Compensation................................    6
BENEFICIAL SECURITY OWNERSHIP OF DIRECTORS, NOMINEES AND
      EXECUTIVE OFFICERS....................................    8
BENEFICIAL OWNERS OF 5% OR MORE OF OUR COMMON STOCK.........   10
COMPENSATION OF NAMED EXECUTIVE OFFICERS....................   12
       Summary Compensation Table...........................   12
       Option Grants, Exercises, and Holdings...............   14
       Defined Benefit Plans................................   15
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION.....   17
       Objectives...........................................   17
       Types of Compensation................................   17
       Annual Compensation..................................   17
       Long-Term Compensation...............................   19
       Deductibility of Executive Compensation..............   20
COMPANY PERFORMANCE.........................................   21
PROPOSAL NO. 2 TO BE VOTED UPON ADOPTION OF THE CENTRAL
      NEWSPAPERS, INC. 1999 LONG-TERM INCENTIVE PLAN........   22
       Administration of 1999 Plan..........................   22
       Eligibility..........................................   22
       Limitation on Awards and Shares Available Under the
        1999 Plan...........................................   23
       Grants Under the 1999 Plan...........................   23
       Amendment and Termination Under the 1999 Plan........   25
       Certain Federal Income Tax Consequences Under the
        1999 Long-Term Incentive Plan.......................   25
       New Plan Benefits....................................   27
TERMINATION BENEFITS AGREEMENT..............................   27
INDEPENDENT PUBLIC ACCOUNTANTS..............................   27
COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES AND EXCHANGE
      ACT OF 1934...........................................   28
SHAREHOLDER PROPOSALS.......................................   28
       General Matters......................................   28
       Director Nominations.................................   28
ANNUAL REPORT...............................................   29
OTHER MATTERS...............................................   29
APPENDIX A -- CENTRAL NEWSPAPERS, INC. 1999 LONG-TERM
      INCENTIVE PLAN........................................  A-1

                             QUESTIONS AND ANSWERS

--------------------------------------------------------------------------------
Q:     WHAT AM I VOTING ON?
A:     You are voting on the following:

       1. The election of seven directors:

       -     William A. Franke;
       -     L. Ben Lytle;
       -     Kathryn L. Munro;
       -     Myrta J. Pulliam;
       -     Frank E. Russell;
       -     Richard Snell; and
       -     Louis A. Weil, III.

       2. The approval of the Central Newspapers, Inc. 1999 Long-Term Incentive Plan (the "1999 Plan")

       The enclosed proxy is solicited by the Board of Directors. The proxy materials relating to the Meeting are first being mailed to shareholders entitled to vote at the Meeting on or about April 7, 1999.

       The Board of Directors is not aware of any other matters that will be brought before the shareholders for a vote. If any other matter is properly brought before the Meeting, Thomas K. MacGillivray and Louis A. Weil, III, acting as your proxies, will vote on your behalf, in their discretion.
--------------------------------------------------------------------------------
Q:     WHO IS ENTITLED TO VOTE?
A: Shareholders of record as of the close of business on March 26, 1999 (the Record Date) are entitled to vote at the Meeting. Each holder of a share of Class A Common Stock is entitled to one-tenth of a vote per share on all matters on which shareholders are entitled to vote. Each holder of a share of Class B Common Stock is entitled to one vote per share on all matters on which shareholders are entitled to vote.
--------------------------------------------------------------------------------
Q:     HOW DO I VOTE?
A: You can vote in person or by mail. To vote by mail, complete, sign, and date each proxy card you receive and return it in the prepaid envelope. Your shares will be voted as you indicate. If you do not indicate your voting preferences, Thomas K. MacGillivray and Louis A. Weil, III, will vote your shares FOR the election of the directors nominated and FOR the approval of the 1999 Plan. You have the right to revoke your proxy any time before the Meeting by 1) notifying our Corporate Secretary; 2) voting in person; or 3) returning a later-dated proxy card.
--------------------------------------------------------------------------------
Q:     IS MY VOTE CONFIDENTIAL?
A: Yes. Proxy cards and ballots that identify individual shareholders are confidential. Only the following persons have access to your vote: 1) election inspectors; 2) individuals who help with processing and counting the vote; and 3) persons who need access for legal reasons, including defending against a claim.

--------------------------------------------------------------------------------
Q:     WHAT DOES IT MEAN IF I GET MORE THAN ONE PROXY CARD?
A: It means your shares are registered differently and are in more than one account. You should vote the shares on all your proxy cards. To provide better shareholder services, we encourage you to have all your accounts registered in the same name and address. You may do this by contacting our transfer agent at Norwest Bank Minnesota, N.A., Shareowner Services Department, P.O. Box 64854, Saint Paul, Minnesota, 55164-0854 tel., (800) 468-9716.
--------------------------------------------------------------------------------
Q:     WHO CAN ATTEND THE ANNUAL MEETING?
A: All shareholders as of the Record Date can attend and bring a guest. Seating, however, is limited. Attendance at the Meeting will be on a first-come, first-served basis, upon arrival at the Meeting.
--------------------------------------------------------------------------------
Q:     WHAT CONSTITUTES A QUORUM?
A: A majority of the outstanding shares as determined on the Record Date, present or represented by proxy, constitutes a quorum for voting on proposals at the Annual Meeting. If you submit a properly completed proxy card, your shares will be part of the quorum. Under Indiana law, once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting. On March 1, 1999, there were 34,469,930 shares of our Class A Common Stock outstanding and 62,666,000 shares of our Class B Common Stock outstanding. Our Class A and Class B Common Stock are referred to collectively as our "common stock."
--------------------------------------------------------------------------------
Q:     WHAT VOTE IS REQUIRED TO APPROVE THE ITEMS TO BE VOTED UPON?
A: ELECTION OF DIRECTORS. The seven directors who receive the most votes will be elected to the Board of Directors. A properly executed proxy marked "WITHHOLD AUTHORITY" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. A broker non-vote will also have no effect on the outcome since only a plurality of votes actually cast is required to elect a director.

       APPROVAL OF CENTRAL NEWSPAPERS, INC. 1999 LONG-TERM INCENTIVE
       PLAN. Approval of the plan requires the affirmative vote of the majority of the votes cast on the proposal, provided that the total vote cast on the proposal represents over 50% in interest of all securities entitled to vote on the proposal. An abstention or broker non-vote will have the effect of a vote "AGAINST" the proposal, unless holders of more than 50% in interest of all securities entitled to vote on the proposal cast votes, in which event neither an abstention nor a broker non-vote will have any effect on the result of the vote.

       OTHER ITEMS. For each other item that may properly come before the Meeting, approval requires that the number of shares voted "FOR" the item exceed the number of shares voted "AGAINST." Abstentions and broker non-votes will have no effect on the outcome since only a plurality of votes actually cast is required to approve an item.

--------------------------------------------------------------------------------
Q:     WHEN ARE THE SHAREHOLDER PROPOSALS DUE FOR THE 2000 ANNUAL MEETING?
A: In order to be considered for next year's Proxy Statement, shareholder proposals must be in writing, addressed to Eric S. Tooker, Corporate Secretary, Central Newspapers, Inc., 200 East Van Buren Street, Phoenix, Arizona 85008, and received by December 2, 1999.
--------------------------------------------------------------------------------
Q:     HOW MUCH DID THIS PROXY SOLICITATION COST?
A: We hired Corporate Investor Communication, Inc. to assist in the distribution of proxy materials. The estimated fee is $1,000.00, plus reasonable out-of-pocket expenses. In addition, we will reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy material to the owners of common stock.
--------------------------------------------------------------------------------
       You may request additional information regarding CNI by contacting:

Central Newspapers, Inc.     or     by visiting our website at:
200 East Van Buren Street           www.centralnews.com
Phoenix, Arizona 85004
(602) 444-1100

                        PROPOSAL NO. 1 TO BE VOTED UPON

                             ELECTION OF DIRECTORS

             THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF
                    THE SEVEN DIRECTOR NOMINEES LISTED BELOW

       Seven directors will be elected at the meeting for a one year term. Unless you specify otherwise, the enclosed proxy will be voted in favor of electing as directors the nominees listed below. If any nominee should be unable to serve, the proxy will be voted for a substitute nominee selected by our Board of Directors.

       The name, principal occupation, business experience since at least 1993, tenure, and age of each nominee for election as a director are as set forth below.

       WILLIAM A. FRANKE, age 62, has been the Chairman and Chief Executive Officer of America West Holdings Corporation, an aviation and travel service company, and the Chairman of the Board of its principal subsidiary, America West Airlines, Inc., an airline carrier, since February 1997. Mr. Franke was the subsidiary's Chief Executive Officer from December 1993 until February 1997 and its President from May 1996 until February 1997. He is a director of America West Holdings Corporation and each of its major subsidiaries. He is also a director of Phelps Dodge Corporation, Beringer Wine Estates Inc., Mtel Latin America, Inc., AerFi Group, plc., an Irish aircraft finance and leasing company and the AirTransport Association of America. He is a director and Chairman of the Board of Airplanes Limited and a controlling trustee and Chairman of Airplanes U.S. Trust, entities involved in aircraft financing and leasing. He is also a Managing Partner of Newbridge Latin America, LLP, a private equity fund focused on Latin American investments. He has been on our Board of Directors since 1990.

       L. BEN LYTLE, age 52, has been President and Chief Executive Officer of Anthem Insurance Companies, Inc., an insurance holding company, since 1989 and presently serves as Chairman of the Board of Directors of each of its major subsidiaries. He is a director of IPALCO Inc., Duke REIT, Allscripts, Inc., The Blue Cross and Blue Shield Association, Health Insurance Association of America and the American Association of Health Plans. He has been on our Board of Directors since 1997.

       KATHRYN L. MUNRO, age 50, has been a Partner in the Tahoma Venture Fund since February 1999. Ms. Munro served as the Chief Executive Officer, Southwest Banking Group for Bank of America from 1996 until 1998. She served as President, Bank of America Arizona from 1994 through 1996. She served on the Bank of America Arizona Board from 1994 through 1998. From 1993 to 1994, Ms. Munro served as Executive Vice President and Manager of the Retail Systems and Services Division of Seafirst Bank in Seattle, Washington. She has been on our Board of Directors since March 9, 1999. She has served as Chair on the Board of Directors for the Valley of the Sun United Way; Vice Chair, Board of Directors, University of Arizona Foundation; and Vice Chair, Bank Administration Institute. She is a member of the Boards of Directors of the Heard Museum; Greater Phoenix Leadership; Morrison Institute for Public Policy; Barrow Neurological Institute; and Fresh Start Women's Foundation. She also serves on the corporate board of directors for Flow International, Inc. and on the national advisory board for the University of Arizona School of Business.

       MYRTA J. PULLIAM, age 51, has been the Director of Electronic News and Information for Indianapolis Newspapers, Inc. since 1994. Ms. Pulliam served as the Assistant Managing Editor/ News at The Indianapolis Star from 1991 through 1994. From 1986 to 1991, she was the Assistant Managing Editor/Graphics at The Indianapolis Star. Ms. Pulliam has over thirty years of experience in the newspaper industry. She has served on the Queens College Alumni Board, the Read Indiana Literacy Foundation Development Board, and the Indianapolis Museum of Art Board of Trustees. She has been on our Board of Directors since March 9, 1999.

       FRANK E. RUSSELL, age 78, served as the Chairman of our Board of Directors and Assistant Secretary from 1996 to 1998. Mr. Russell served as our President and Chief Executive Officer from 1979 through 1995. He has been on our Board of Directors since 1974.

       RICHARD SNELL, age 68, has been Chairman of the Board of Pinnacle West Capital Corporation, a utility holding company, and Chairman of the Board of Arizona Public Service Company since 1990. He served as Chief Executive Officer of Pinnacle West Capital Corporation from 1990 to February 1999. He is also a director of Aztar Corporation and Bank One Arizona Corporation. He has been on our Board of Directors since 1996.

       LOUIS A. WEIL, III, age 58, has served as the Chairman of our Board of Directors since January 1, 1999 and has been our President and Chief Executive Officer since January 1, 1996. From August 1991 through December 1995, Mr. Weil served as Publisher and Chief Executive Officer of The Arizona Republic and The Phoenix Gazette and Executive Vice President of Phoenix Newspapers, Inc. Mr. Weil served as U.S. Publisher of Time Magazine from May 1989 to March 1991, and President and Publisher of The Detroit News from February 1986 to May 1989. Mr. Weil serves as an independent director of the Domestic Equity, Global Debt and Long-term Municipal and Domestic Taxable Bond family of mutual funds managed by Prudential. He has been on our Board of Directors since 1991.

BOARD COMMITTEES

The Board of Directors has an Audit Committee, a Compensation Committee, an Executive Committee, and a Nominating Committee.

Audit Committee                                               2 meetings in 1998

 -- recommends the firm that CNI should retain as its independent accountants;
 -- reviews the audit and non-audit activities of the independent accountants; and
 -- reviews the financial statements, accounting practices, and adequacy of our auditing and internal controls.

Compensation Committee                                        3 meetings in 1998

 --      reviews the Company's executive development process;
 -- sets the compensation for the Chief Executive Officer and the other ten most highly compensated employees of CNI and our subsidiaries; and
 -- certifies and grants awards under our Amended and Restated Stock Compensation Plan.

Executive Committee                    All 1998 actions taken by written consent

 -- has all authority of the Board of Directors during intervals between meetings of the Board, subject to limitations imposed by law, by subsequent resolution of the Board of Directors, or by the By-Laws.

Nominating Committee                                           1 meeting in 1998

 -- reviews the qualifications of individuals for election as members of the Board;
 --      reviews shareholder recommendations for Board Membership; and
 --      recommends qualified individuals to be considered for Board membership.

 ----------------------------------------------------------------------------------------------------------------
                                               COMMITTEE MEMBERSHIP
 ----------------------------------------------------------------------------------------------------------------
 NAME                                           AUDIT          COMPENSATION       EXECUTIVE         NOMINATING
 ----------------------------------------------------------------------------------------------------------------
  William A. Franke                               X                 X*
 ----------------------------------------------------------------------------------------------------------------
  L. Ben Lytle                                    X                 X
 ----------------------------------------------------------------------------------------------------------------
  Kathryn L. Munro                                X
 ----------------------------------------------------------------------------------------------------------------
  Frank E. Russell                                                                    X                 X*
 ----------------------------------------------------------------------------------------------------------------
  Richard Snell                                   X*                X
 ----------------------------------------------------------------------------------------------------------------
  Louis A. Weil, III                                                                  X*                X
 ----------------------------------------------------------------------------------------------------------------

*  Chairman

RECENT EVENTS

       On January 20, 1999, Eugene S. Pulliam, a director on our Board since 1954, died. Mr. Pulliam had served as the Publisher of The Indianapolis Star and The Indianapolis News since 1975 and was President of Phoenix Newspapers, Inc. from 1970 until 1997. Mr. Pulliam served on the Nominating Committee and the Executive Committee.

       On January 22, 1999, Dan Quayle, a director on our Board since 1993, resigned. Mr. Quayle is currently pursuing the Republican Presidential nomination for the year 2000. Mr. Quayle served on the Compensation Committee.

MEETING ATTENDANCE

       The Board of Directors held a total of six meetings in 1998. All of the directors attended at least 75 percent of the meetings of the Board and committees of the Board on which such director served.

DIRECTOR COMPENSATION

Non-employee directors receive:

        --      an annual retainer of $20,000;
        --      $1,000 for each meeting of the Board attended;
        --      $750 for each committee meeting attended;

        -- an annual grant of stock options to purchase 1,000 shares of our Class A Common Stock upon election or re-election to the Board; and
        -- reimbursement for out-of-pocket expenses associated with attending Board and committee meetings.

Employee directors receive no additional compensation for serving on the Board but are reimbursed for out-of-pocket expenses associated with attending Board and Committee meetings.

The stock options are granted at an exercise price equal to the fair market value of the Class A Common Stock on the date of grant, vest six months after the date of grant, and expire ten years from the date of grant.

       Non-employee directors receive certain life insurance coverage. William
A. Franke and L. Ben Lytle receive coverage under split-dollar life insurance arrangements pursuant to which CNI will be reimbursed for premiums paid. The dollar value benefit of the premiums paid pursuant to such policies in 1998 was $2,942 and $8,709 for Mr. Franke and Mr. Lytle, respectively. Richard Snell receives coverage under a death benefit only arrangement. For 1998, the current year term cost of such insurance for Mr. Snell was $971. All directors also participate in our Directors' and Officers' Charitable Award Program. Under this program, upon the death of a participating officer or director, we will donate $500,000 to one or more qualifying charitable organizations chosen by the participant and we will be reimbursed for the premium payments from the life insurance proceeds. Individual participants derive no financial benefit from this program because all charitable deductions accrue solely to CNI.

       The following table details the beneficial ownership of our Class A Common Stock and Class B Common Stock, as of March 1, 1999 by our directors and named executive officers. Unless otherwise indicated, each shareholder below has sole investment and voting power with respect to the shares shown as beneficially owned by him or her.

---------------------------------------------------------------------------------------------------------------
BENEFICIAL SECURITY OWNERSHIP OF DIRECTORS,
NOMINEES AND EXECUTIVE OFFICERS
---------------------------------------------------------------------------------------------------------------
      DIRECTORS, NOMINEES                                                                        PERCENT OF
    AND EXECUTIVE OFFICERS                 TITLE OF CLASS             NUMBER OF COMMON SHARES     CLASS(1)
---------------------------------------------------------------------------------------------------------------
  Dale A. Duncan                        Class A Common Stock                    14,000(2)              *
                                        Class B Common Stock                       -0-                --
---------------------------------------------------------------------------------------------------------------
  William A. Franke                     Class A Common Stock                    12,000(3)              *
                                        Class B Common Stock                       -0-                --
---------------------------------------------------------------------------------------------------------------
  L. Ben Lytle                          Class A Common Stock                     5,090(4)              *
                                        Class B Common Stock                       -0-                --
---------------------------------------------------------------------------------------------------------------
  Thomas K. MacGillivray                Class A Common Stock                   105,160(5)              *
                                        Class B Common Stock                       -0-                --
---------------------------------------------------------------------------------------------------------------
  Kathryn L. Munro                      Class A Common Stock                       -0-                --
                                        Class B Common Stock                       -0-                --
---------------------------------------------------------------------------------------------------------------
  John F. Oppedahl                      Class A Common Stock                   135,498(6)              *
                                        Class B Common Stock                       -0-                --
---------------------------------------------------------------------------------------------------------------
  Myrta J. Pulliam                      Class A Common Stock                 3,831,946(7)           11.1%
                                        Class B Common Stock                50,515,000(8)           80.6%
---------------------------------------------------------------------------------------------------------------
  Frank E. Russell                      Class A Common Stock                 3,573,600(9)           10.4%
                                        Class B Common Stock                53,530,000(10)          85.4%
---------------------------------------------------------------------------------------------------------------
  Richard Snell                         Class A Common Stock                     4,000(11)             *
                                        Class B Common Stock                       -0-                --
---------------------------------------------------------------------------------------------------------------
  Eric S. Tooker                        Class A Common Stock                    17,159(12)             *
                                        Class B Common Stock                       -0-                --
---------------------------------------------------------------------------------------------------------------
  Louis A. Weil, III                    Class A Common Stock                   485,817(13)           1.4%
                                        Class B Common Stock                45,815,000(14)          73.1%
---------------------------------------------------------------------------------------------------------------
  All Directors, Nominees and           Class A Common Stock                 8,184,270              23.7%
  Executive Officers as a Group         Class B Common Stock                58,230,000              92.9%
---------------------------------------------------------------------------------------------------------------

  *     Less than one percent.
 (1) Calculated pursuant to Rule 13d-3(d)(1) promulgated under the Securities Exchange Act of 1934, as amended, except that percentages do not reflect rights to acquire shares of Class A Common Stock through conversion of shares of Class B Common Stock. Each share of Class B Common Stock is convertible into 1/10 of a share of Class A Common Stock.
 (2) Includes options held by Mr. Duncan which are currently exercisable for 8,000 shares of Class A Common Stock.
 (3) Includes options held by Mr. Franke which are currently exercisable for 8,000 shares of Class A Common Stock.
 (4) Includes options held by Mr. Lytle which are currently exercisable for 4,000 shares of Class A Common Stock.
 (5) Includes (a) 3,000 restricted shares, (b) 3,661 shares held for the benefit of Mr. MacGillivray by the Savings Plus Plan and (c) options held by Mr. MacGillivray which are currently exercisable for 91,999 shares of Class A Common Stock.
 (6) Includes (a) 1,915 shares held for the benefit of Mr. Oppedahl by the Savings Plus Plan and (b) options held by Mr. Oppedahl which are currently exercisable for 128,333 shares of Class A Common Stock.
 (7) Includes (a) options held by Ms. Pulliam which are currently exercisable for 15,998 shares of Class A Common Stock, (b) 3,557,148 shares held by the Eugene S. Pulliam Revocable Trust, of which Ms. Pulliam and Russell
        B. Pulliam are Trustees with shared voting and investment power, as to which shares Ms. Pulliam disclaims beneficial ownership and (c) options held by the estate of Eugene S. Pulliam which are currently exercisable for 210,000 shares of Class A Common Stock. Ms. Pulliam and Russell B. Pulliam are executors of the estate.
 (8) Includes (a) 45,815,000 shares held by the Eugene C. Pulliam Trust of which Ms. Pulliam, Louis A. Weil, III and Frank E. Russell are Trustees with shared voting and investment power, as to which shares Ms. Pulliam disclaims beneficial ownership, and (b) 4,655,000 shares held by the Eugene S. Pulliam Revocable Trust of which Ms. Pulliam and Russell B. Pulliam are Trustees with shared voting and investment power, as to which shares Ms. Pulliam disclaims beneficial ownership.
 (9) Includes (a) 30,000 shares owned by Nancy M. Russell, wife of Frank E. Russell, as to which shares Mr. Russell disclaims beneficial ownership,
        (b) 700,400 shares held in five separate trusts for which Frank E. Russell acts as sole Trustee and as to which Mr. Russell disclaims beneficial ownership, (c) 2,147,200 shares held by the Nina Mason Pulliam Charitable Trust of which Mr. Russell is Trustee, as to which shares Mr. Russell disclaims beneficial ownership, and (d) options held by Mr. Russell which are currently exercisable for 415,000 shares of Class A Common Stock.
(10) Includes (a) 45,815,000 shares owned by the Eugene C. Pulliam Trust of which Mr. Russell, Louis A. Weil, III and Myrta J. Pulliam are Trustees with shared voting and investment power, as to which shares Mr. Russell disclaims beneficial ownership and (b) 7,465,000 shares held in the Nina Mason Pulliam Charitable Trust of which Mr. Russell is Trustee, as to which shares Mr. Russell disclaims beneficial ownership.
(11) Includes options held by Mr. Snell which are currently exercisable for 4,000 shares of Class A Common Stock.
(12) Includes (a) 7,000 restricted shares, (b) 492 shares held for the benefit of Mr. Tooker by the Savings Plus Plan and (c) options held by Mr. Tooker which are currently exercisable for 8,667 shares of Class A Common Stock.
(13) Includes (a) 14,000 restricted shares, (b) 3,151 shares held for the benefit of Mr. Weil by the Savings Plus Plan, (c) options held by Mr. Weil which are currently exercisable for 449,666 shares of Class A Common Stock, and (d) 5,000 shares held by the Louis A. Weil, III Family Trust.
(14) Includes 45,815,000 shares held by the Eugene C. Pulliam Trust of which Mr. Weil, Myrta J. Pulliam and Frank E. Russell are Trustees with shared voting and investment power, as to which shares Mr. Weil disclaims beneficial ownership.

       The above table reports beneficial ownership in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. This means, except as noted below, all CNI securities over which the directors, nominees, and executive officers directly or indirectly have or share voting or investment power are listed as beneficially owned.

       The table below lists those persons whom we know beneficially own more than 5% of the outstanding shares of our Class A Common Stock or Class B Common Stock as of March 1, 1999 (based on the best information available to us on that date). To our knowledge, each shareholder has sole investment and voting power with respect to the shares shown as beneficially owned.

---------------------------------------------------------------------------------------------------------------
                              BENEFICIAL OWNERS OF 5% OR MORE OF OUR COMMON STOCK
---------------------------------------------------------------------------------------------------------------
           NAME AND ADDRESS                                                  AMOUNT AND NATURE OF   PERCENT OF
        OF BENEFICIAL OWNER(1)                     TITLE OF CLASS             BENEFICIAL OWNERS      CLASS(2)
---------------------------------------------------------------------------------------------------------------
  Eugene C. Pulliam Trust                       Class A Common Stock                     -0-              *
                                                Class B Common Stock              45,815,000           73.1%
---------------------------------------------------------------------------------------------------------------
  Nina Mason Pulliam                            Class A Common Stock               2,147,200(3)         6.2%
  Charitable Trust                              Class B Common Stock               7,465,000(3)        11.9%
---------------------------------------------------------------------------------------------------------------
  Eugene S. Pulliam Revocable Trust             Class A Common Stock               3,557,148           10.3%
  307 North Pennsylvania Street                 Class B Common Stock               4,655,000            7.4%
  Indianapolis, Indiana 46204
---------------------------------------------------------------------------------------------------------------
  Louis A. Weil, III                            Class A Common Stock                 485,817(4)         1.4%
                                                Class B Common Stock              45,815,000(5)        73.1%
---------------------------------------------------------------------------------------------------------------
  Myrta J. Pulliam                              Class A Common Stock               3,831,946(6)        11.1%
                                                Class B Common Stock              50,515,000(7)        80.6%
---------------------------------------------------------------------------------------------------------------
  Russell B. Pulliam                            Class A Common Stock               3,853,418(8)        11.2%
                                                Class B Common Stock               4,700,000(9)         7.5%
---------------------------------------------------------------------------------------------------------------
  Frank E. Russell                              Class A Common Stock               3,573,600(10)()     10.4%
                                                Class B Common Stock              53,530,000(11)       85.4%
---------------------------------------------------------------------------------------------------------------
  Ariel Capital Management, Inc.                Class A Common Stock               3,443,339(12)       10.0%
  307 North Michigan Avenue                     Class B Common Stock                     -0-              *
  Chicago, Illinois 60601
---------------------------------------------------------------------------------------------------------------

  *     Less than one percent.

 (1) Unless otherwise specified, all addressees: 200 East Van Buren Street, Phoenix, Arizona 85004.
 (2) Calculated pursuant to Rule 13d-3(d)(1) promulgated under the Securities Exchange Act of 1934, as amended, except that percentages do not reflect rights to acquire shares of Classes A Common Stock through conversation of shares of Class B Common Stock. Each share of Class B Common Stock is convertible into 1/10 of a share of Class A Common Stock.
 (3) CNI has filed a registration statement on Form S-3 to resell shares of Class A Common Stock currently held by the Nina Mason Pulliam Charitable Trust. The Trust would sell up to 2,673,699 shares in the offering. As of March 15, 1999, no shares had been sold in such offering.
 (4) Includes (a) 14,000 restricted shares, (b) 3,151 shares held for the benefit of Mr. Weil by the Savings Plus Plan, (c) options held by Mr. Weil which are currently exercisable for 449,666 shares of Class A Common Stock, and (d) 5,000 shares held by the Louis A. Weil, III Family Trust.
 (5) Includes 45,815,000 shares held by the Eugene C. Pulliam Trust of which Mr. Weil, Myrta J. Pulliam and Frank E. Russell are Trustees with shared voting and investment power, as to which shares Mr. Weil disclaims beneficial ownership.
 (6) Includes (a) options held by Ms. Pulliam which are currently exercisable for 15,998 shares of Class A Common Stock, (b) 3,557,148 shares held by the Eugene S. Pulliam Revocable Trust, of which Ms. Pulliam and Russell
        B. Pulliam are Trustees with shared voting and investment power, as to which shares Ms. Pulliam disclaims beneficial ownership, and (c) options held by the estate of Eugene S. Pulliam which are currently exercisable for 210,000 shares of Class A Common Stock of which Ms. Pulliam and Russell B. Pulliam are executors of the estate.

 (7) Includes (a) 45,815,000 shares held by the Eugene C. Pulliam Trust of which Ms. Pulliam, Louis A. Weil, III and Frank E. Russell are Trustees with shared voting and investment power, as to which shares Ms. Pulliam disclaims beneficial ownership, and (b) 4,655,000 shares held by the Eugene S. Pulliam Revocable Trust of which Ms. Pulliam and Russell B. Pulliam are Trustees with shared voting and investment power, as to which shares Ms. Pulliam disclaims beneficial ownership.
 (8) Includes (a) 386 shares held for the benefit of Mr. Pulliam by the Savings Plus Plan, (b) options held by Mr. Pulliam which are currently exercisable for 29,332 shares of Class A Common Stock, (c) 3,557,148 shares held by the Eugene S. Pulliam Revocable Trust, of which Mr. Pulliam and Myrta J. Pulliam are Trustees with shared voting and investment power, as to which shares Mr. Pulliam disclaims beneficial ownership, and (d) options held by the estate of Eugene S. Pulliam which are currently exercisable for 210,000 shares of Class A Common Stock of which Mr. Pulliam and Myrta J. Pulliam are executors of the estate.
 (9) Includes 4,655,000 shares held by the Eugene S. Pulliam Revocable Trust, of which Mr. Pulliam and Myrta J. Pulliam are trustees with shared voting and investment power, as to which shares Mr. Pulliam disclaims beneficial ownership.
(10) Includes (a) 30,000 shares owned by Nancy M. Russell, wife of Frank E. Russell, as to which shares Mr. Russell disclaims beneficial ownership,
        (b) 700,400 shares held in five separate trusts for which Frank E. Russell acts as sole Trustee and as to which Mr. Russell disclaims beneficial ownership, (c) 2,147,200 shares held by the Nina Mason Pulliam Charitable Trust of which Mr. Russell is Trustee, as to which shares Mr. Russell disclaims beneficial ownership, and (d) options held by Mr. Russell which are currently exercisable for 415,000 shares of Class A Common Stock.
(11) Includes (a) 45,815,000 shares owned by the Eugene C. Pulliam Trust of which Mr. Russell, Louis A. Weil III and Myrta J. Pulliam are Trustees with shared voting and investment power, as to which shares Mr. Russell disclaims beneficial ownership and (b) 7,465,000 shares held in the Nina Mason Pulliam Charitable Trust of which Mr. Russell is Trustee, as to which shares Mr. Russell disclaims beneficial ownership.
(12) Ariel Capital Management, Inc. holds all such shares for client accounts, none of which individually represents more than 5% of the outstanding Class A Common Stock, and disclaims beneficial ownership of such shares. Ariel Capital Management, Inc., in its capacity as investment advisor, has sole voting power and sole dispositive power with respect to 3,443,339 shares. The information contained in this section was obtained from a Schedule 13G dated February 8, 1999 filed by Ariel Capital Management, Inc. with the Securities and Exchange Commission. The Company makes no representation as to the accuracy or completeness of the information reported.

                    COMPENSATION OF NAMED EXECUTIVE OFFICERS

       The following table sets forth the compensation for services rendered to CNI and its primary operating subsidiaries, Phoenix Newspapers, Inc. ("PNI") and Indianapolis Newspapers, a division of Indiana Newspapers, Inc. ("INI"), during the fiscal year ended December 27, 1998, paid to the Chief Executive Officer and the four other most highly compensated executive officers during the fiscal year ended December 27, 1998. The amounts shown include both amounts paid and amounts deferred.

------------------------------------------------------------------------------------------------------------------------
                                               SUMMARY COMPENSATION TABLE
------------------------------------------------------------------------------------------------------------------------
                                                 ANNUAL COMPENSATION           LONG-TERM COMPENSATION
------------------------------------------------------------------------------------------------------------------------
                                                                  OTHER       RESTRICTED    SECURITIES
                                                                 ANNUAL          STOCK      UNDERLYING      ALL OTHER
            NAME AND                      SALARY     BONUS    COMPENSATION      AWARDS        OPTIONS      COMPENSATION
       PRINCIPAL POSITION         YEAR      ($)       ($)          ($)            ($)           (#)            ($)
------------------------------------------------------------------------------------------------------------------------
 Louis A. Weil, III               1998    521,667   198,750             (1)         -0-(3)    100,000         63,590(7)
 Chairman & CEO                   1997    472,500   360,000             (1)         -0-        30,000         78,890(8)
                                  1996    435,150   304,500             (1)     505,750       160,000         68,423(9)
------------------------------------------------------------------------------------------------------------------------
 John F. Oppedahl                 1998    314,167   113,316             (1)         -0-(4)     28,000         55,384(7)
 President and CEO                1997    287,500   172,956             (1)         -0-        13,500         60,793(8)
 of PNI                           1996    275,150   146,300             (1)     252,875        60,000         27,885(9)
------------------------------------------------------------------------------------------------------------------------
 Thomas K. MacGillivray           1998    255,000   76,500              (1)         -0-(5)     28,000         33,712(7)
 Vice President and CFO           1997    215,200   129,000      118,505(2)     106,313        13,500         34,215(8)
                                  1996    190,150   106,400             (1)     180,625        64,000         17,440(9)
------------------------------------------------------------------------------------------------------------------------
 Dale A. Duncan                   1998    255,000   66,583              (1)         -0-        24,000         65,757(7)
 President of INI                 1997       -0-       -0-              (1)         -0-           -0-            -0-
                                  1996       -0-       -0-              (1)         -0-           -0-            -0-
------------------------------------------------------------------------------------------------------------------------
 Eric S. Tooker                   1998    208,333   63,000              (1)         -0-(6)     14,000         27,500(7)
 Vice President, Secretary        1997    182,701   110,000      119,157(2)      69,375         6,000         27,394(8)
 and General Counsel              1996    101,228   55,552              (1)      93,750        20,000         14,366(9)
------------------------------------------------------------------------------------------------------------------------

(1) Executive officers of CNI receive certain perquisites, but with respect to this executive officer the incremental cost of providing such perquisites does not exceed the lesser of $50,000 or 10% of the officer's salary and bonus.
(2) Indicates total amounts paid for relocation expenses for each executive officer's relocation to Phoenix.
(3) At the close of the 1998 fiscal year, Mr. Weil held 28,000 restricted shares, the aggregate value of which was $959,875. Dividends are currently paid on the restricted shares.
(4) At the close of the 1998 fiscal year, Mr. Oppedahl held 14,000 restricted shares, the aggregate value of which was $479,937.50. Dividends are currently paid on the restricted shares.
(5) At the close of the 1998 fiscal year, Mr. MacGillivray held 13,000 restricted shares, the aggregate value of which was $445,656.25. Dividends are currently paid on the restricted shares.
(6) At the close of the 1998 fiscal year, Mr. Tooker held 7,000 restricted shares, the aggregate value of which was $239,968.75. Dividends are currently paid on the restricted shares.
(7) Includes the following for Messrs. Weil, Oppedahl, MacGillivray, Duncan, and Tooker: (a) CNI matching contributions to the Savings Plus Plan of $3,150, $3,783, $4,750, $4,524, and $4,750 for each named executive officer, respectively, (b) CNI matching contributions to our Non-Qualified Savings Plan of $16,847, $12,719, $8,720, $542, and $4,414
       for each named executive officer, respectively, (c) dollar value benefits for premium payments under split-dollar life insurance policies under which the CNI will be reimbursed for premiums paid in the amounts of $34,876, $30,164, $11,524, $52,387, and $13,977 for each named executive officer, respectively, and (d) automobile allowances in the amounts of $8,718, $8,718, $8,718, $8,304, and $4,359 for each named executive officer, respectively.
(8)    Includes the following for Messrs. Weil, Oppedahl, MacGillivray, and
       Tooker: (a) Company matching contributions to the Savings Plus Plan of $4,750, (b) Company matching contributions to the Company's Non-

Qualified Savings Plan of $28,550, $13,668, $9,018, and $3,915 for each named executive officer, respectively, (c) dollar value benefits for premium payments under split-dollar life insurance policies under which the Company will be reimbursed for premiums paid in the amounts of $36,872, $33,657, $11,893, and $14,430 for each named executive officer, respectively, and (d) automobile allowances in the amounts of $8,718, $8,718, $8,554, and $4,299 for each named executive officer, respectively.
(9)    Includes the following amounts for Messrs. Weil, Oppedahl and
       MacGillivray: (a) CNI matching contributions to the Savings Plus Plan of $4,750 and (b) CNI matching contributions to our Non-Qualified Savings Plan of $24,836, $12,108, and $7,112 for each named executive officer, respectively. Includes for Messrs. Weil, Oppedahl, MacGillivray and Tooker the dollar value benefits for premium payments under split-dollar life insurance policies under which CNI will be reimbursed for premiums paid in the amounts of $38,837, $11,027, $5,578, and $14,366, for each named executive officer, respectively.

OPTION GRANTS, EXERCISES, AND HOLDINGS

       The following tables provide information relating to option grants, exercises, and holdings for each of the executive officers named in the Summary Compensation Table.

--------------------------------------------------------------------------------------------------------------------
                                         OPTION GRANTS IN LAST FISCAL YEAR
--------------------------------------------------------------------------------------------------------------------
                                                 INDIVIDUAL GRANTS
--------------------------------------------------------------------------------------------------------------------
                                                                                        POTENTIAL REALIZABLE
                                                                                           VALUE ASSUMING
                           NUMBER OF                                                    ANNUAL RATES OF STOCK
                           SECURITIES   PERCENTAGE OF TOTAL                              PRICE APPRECIATION
                           UNDERLYING   OPTIONS GRANTED TO    EXERCISE                     FOR OPTION TERM
                            OPTIONS          EMPLOYEES        PRICE PER   EXPIRATION    ---------------------
          NAME              GRANTED       IN FISCAL YEAR        SHARE        DATE        5%(2)        10%(2)
--------------------------------------------------------------------------------------------------------------------
 Louis A. Weil, III        100,000(1)          13.92%          $36.00      03/02/08    $2,264,021   $5,737,473
--------------------------------------------------------------------------------------------------------------------
 John F. Oppedahl          28,000(1)            3.90%          $36.00      03/02/08     $ 633,926   $1,606,492
--------------------------------------------------------------------------------------------------------------------
 Thomas K. MacGillivray    28,000(1)            3.90%          $36.00      03/02/08     $ 633,926   $1,606,492
--------------------------------------------------------------------------------------------------------------------
 Dale A. Duncan            24,000(1)            3.34%          $36.00      03/02/08     $ 543,365   $1,376,993
--------------------------------------------------------------------------------------------------------------------
 Eric S. Tooker            14,000(1)            1.95%          $36.00      03/02/08     $ 316,963    $ 803,246
--------------------------------------------------------------------------------------------------------------------

(1) These options vest in the equal annual installments beginning on March 2, 1999.
(2) Based on a market value of $34.2813 per share at December 27, 1998. These gains are based upon assumed rates of annual compound stock price appreciation of 5% and 10% from the date the options were granted over the full option term. These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on option exercises and Class A Common Stock holdings are dependent on the future performance of our Class A Common Stock and overall stock market conditions. There can be no assurance that the amounts reflected on this table will be achieved.

-------------------------------------------------------------------------------------------------------------------
                                  AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                         AND FISCAL YEAR-END OPTION VALUES
-------------------------------------------------------------------------------------------------------------------
                                                       NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                        UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                                                        AT FISCAL YEAR-END             FISCAL YEAR-END*
-------------------------------------------------------------------------------------------------------------------
                           NUMBER OF
                            SHARES
                           ACQUIRED       VALUE
         NAME             ON EXERCISE   REALIZED    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
-------------------------------------------------------------------------------------------------------------------
 Louis A. Weil, III            -0-             --     326,333        226,667      $6,810,818     $1,930,213
-------------------------------------------------------------------------------------------------------------------
 John F. Oppedahl              -0-             --      90,500         73,000      $1,766,047      $ 673,969
-------------------------------------------------------------------------------------------------------------------
 Thomas K. MacGillivray        -0-             --      54,166         74,334      $  923,838      $ 694,521
-------------------------------------------------------------------------------------------------------------------
 Dale A. Duncan                -0-             --           0         24,000      $        0      $       0
-------------------------------------------------------------------------------------------------------------------
 Eric S. Tooker              3,333      94,365.66       2,001         24,667      $   22,203      $ 147,088
-------------------------------------------------------------------------------------------------------------------

* Based on the closing price for Class A Common Stock on December 27, 1998, which was $34.2813 per share.

DEFINED BENEFIT PLANS

       We maintain the Central Newspapers, Inc. Retirement Plan (the "Pension Plan") for our employees. The Pension Plan is a tax qualified defined benefit plan under the Internal Revenue Code of 1986, as amended (the "Code"), and is subject to requirements imposed under the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

       Employees of CNI and certain of its subsidiaries automatically become participants in the Pension Plan on the first day of the month following completion of at least 1,000 hours of service in a designated one year period of employment. Benefits are fully vested upon completion of at least five years of service. Benefits also become vested upon a participant's death, disability, or attainment of early retirement age.

       For service prior to 1994, a participant's annual retirement income under the Pension Plan is equal to the sum of his or her basic credits and his supplemental credits, subject to a special dollar limitation under the Code. However, we have periodically increased the amount of retirement income payable to participants. We contribute amounts to the Pension Plan on a periodic basis which, when aggregated with voluntary employee contributions, are sufficient to fund the Pension Plan in accordance with actuarial assumptions. Benefits are payable upon normal, early, or disability retirement and deferred vested benefits are payable on other terminations of employment. Benefits with an actual value in excess of $5,000 are payable on a monthly basis. Under certain circumstances, survivor benefits are payable upon the death of a participant.

       For service prior to 1994, a participant generally earned basic credits for each week's participation in the Pension Plan equal to the amount of his or her weekly earnings, up to $312.00, multiplied by 1 7/8%. A participant could choose to earn supplemental credits for each week of participation in the Pension Plan by voluntarily contributing 3 3/4% of the participant's weekly earnings over $312.00 (including salary, wages, overtime, bonuses and contributions to the Central Newspapers, Inc. Savings Plus Plan (the "Savings Plus Plan")) to the Pension Plan. If a participant chose to make such voluntary contributions, he or she received supplemental credits equal to 60% of the voluntary contributions made each week.

       Effective January 1, 1994 the Pension Plan eliminated the voluntary employee contribution feature, provided future benefits based on the participants' years of service and average compensation at retirement, and enhanced the pension benefits of early retirees who begin receiving their benefits before age 65. Specifically, a participant's retirement benefit for periods of service after 1993 equals 1.20% of the participant's average annual compensation for the highest 5 of his last 10 years of employment multiplied by his number of years of service after 1993. Plan participants who had attained age 50 on December 31, 1993 could elect to continue making voluntary employee contributions and have benefits provided under the pre-1994 plan provisions. The benefits provided to existing retirees and beneficiaries were increased by varying amounts up to ten percent. The Internal Revenue Service has provided us with a favorable determination as to the tax-qualified status of the Pension Plan, as amended and restated.

       The aggregate annual benefit payments receivable by a participant under the Pension Plan are subject to a maximum benefit amount equal to the lesser of the following amounts: (i) $125,000 in fiscal 1998 subject to specified limitations and adjustments under the Code; or (ii) 100% of the participant's average annual income (as defined under Section 415 of the Code) from CNI and its subsidiaries during the three consecutive years in which the employee was a participant in the Pension Plan and had the greatest aggregate income.

       Effective January 1, 1994, we adopted a supplemental retirement plan (the "Supplemental Plan") for those employees who are eligible for split dollar insurance coverage under the Executive Life Insurance Plan and who make more than $160,000 per year (as indexed for inflation each year under Internal Revenue Service rules). The Supplemental Plan allows each participant to accrue a benefit each year equal to: (a) the benefits that participant would be entitled to receive under the Pension Plan without regard to the limits imposed by Sections 401(a)(17) and 415 of the Code; minus (b) the benefits that participant is entitled to receive under the Pension Plan. Section 401(a)(17) of the Code provides that only the first $160,000 of an individual's annual compensation may be considered in calculating that individual's accrued benefit under the Pension Plan. Section 415 of the Code limits each participant to a $125,000 (indexed for inflation) annual benefit under the Pension Plan. The accrued benefits calculated under this formula are based solely on service on and after January 1, 1994.

       The Supplemental Plan is not tax qualified. Benefits under the Supplemental Plan are payable solely from our general assets and are not funded in any manner. Participants are not subject to income tax on their Supplemental Plan benefits until these benefits are actually paid. The actuarial present value of the Supplemental Plan benefits a participant earns each year is currently subject to employment taxes, but will not later be subject to employment taxes when paid to the participant.

       Benefits under the Supplemental Plan are paid in a single lump sum cash payment at the time the participant's employment terminates for any reason. If the participant's employment terminates by reason of his or her death, the participant's spouse or other beneficiary designated under the Pension Plan will be entitled to a single lump sum cash payment computed in the same manner as the death benefit he or she is entitled to receive under the Pension Plan. In lieu of a single lump sum cash payment, each participant may make an irrevocable election, within 30 days after becoming a participant in the Supplemental Plan, to have his or her, his or her spouse's or his or her beneficiary's benefits under the Supplemental Plan paid in the same form and at the same time as his or her benefits are paid under the Pension Plan.

       The table below shows the estimated annual benefits expressed in single life annuity form that would be provided by the Pension Plan and the Supplemental Plan (if applicable) for the executive officers named in the Summary Compensation Table if such officers had both attained age 65 and retired on January 1, 1999. All such executive officers have made the maximum possible voluntary contributions to the Pension Plan.

                                       ESTIMATED ANNUAL
                                  BENEFITS AT JANUARY 1, 1999
                                  ---------------------------
Louis A. Weil, III..............            $69,462
John F. Oppedahl................            $20,557
Thomas K. MacGillivray..........            $16,428
Dale A. Duncan..................            $ 3,148
Eric S. Tooker..................            $ 7,764

                         COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

OBJECTIVES

       The Compensation Committee of our Board of Directors is responsible for developing our executive compensation policies. The Compensation Committee has adopted the following list of objectives to be achieved through its compensation of executive officers:

        -- Recruit, retain, and reward high performing executive talent through the use of a combination of short-term cash and long-term equity compensation;

        -- Link annual and long-term compensation of executive officers to the creation of shareholder value; and

        -- Provide base salaries for executive officers at approximately the 50th percentile of salaries paid for comparable positions by other similar companies in the industry, and create annual incentive opportunities which can increase total cash compensation toward the 75th percentile.

TYPES OF COMPENSATION

       There are two main types of compensation:

        -- Annual Compensation. This includes both salary and incentive bonus awards.

        -- Long-Term Compensation. This includes stock options and restricted stock awards.

ANNUAL COMPENSATION

       Annual compensation for our executives includes base salary and incentive bonus awards under our Annual Incentive Program.

Base Salary

       The Compensation Committee determines, on an annual basis, the base salary of our Chief Executive Officer and each of our other ten most highly compensated employees. Base salary levels for our executive officers are targeted to fall into the middle range of salaries offered for comparable positions by other similar companies in the newspaper industry. Merit increases to base salaries are based upon the attainment of certain pre-negotiated, measurable objectives relevant to our business strategy. In setting salaries for fiscal 1998, the Compensation Committee reviewed recommendations of management that were developed in conjunction with a compensation consultant retained by CNI. These recommendations were prepared, in part, based upon comparative compensation data relating to newspaper companies which actively compete with us for executive talent, some of which are included in the index of peer companies used to construct the performance graph which follows this report. In addition to such recommendations, in determining an executive's base salary the Compensation Committee took into account the executive's tenure and individual experience, as well as the Compensation Committee's subjective assessment of individual performance. None of the factors considered in determining base salaries were assigned relative weights.

       Effective March 2, 1998, the Compensation Committee increased by 10% the salary paid to Louis A. Weil, III. This increase reflected, among other factors, the Compensation Committee's subjective assessment of Mr. Weil's individual performance, particularly his performance in putting together a new management team and the energy and leadership he demonstrated in leading change within Central Newspapers. Based upon information obtained from our compensation consultant, the Compensation Committee believes that Mr. Weil's base salary is slightly below the mid-point of the range of salaries paid to chief executive officers by other similar companies in the newspaper industry.

Incentive Bonus Awards

       Incentive bonuses are intended to serve as true incentives rather than as a form of deferred compensation. Higher-level executives with more of an opportunity to impact the value of CNI have the opportunity to achieve a larger bonus than other executives.

       Incentive bonuses for the executive officers named in the Summary Compensation Table which precedes this report were determined under the Annual Incentive Program for CNI and our primary operating subsidiaries, INI and PNI. For the 1998 fiscal year, awards under the Annual Incentive Program were based on CNI, operating subsidiary, and individual objectives. CNI performance was evaluated based upon the achievement of an earnings per share goal, operating subsidiary performance was evaluated based upon achievement of an operating income goal, and individual performance was evaluated based upon the achievement of certain individual objectives set by the participant and other members of management. The earnings per share goal and the subsidiary operating income goal were approved by the Compensation Committee. Each of the three objectives was assigned a different weight depending on a participant's position in management, with the achievement of the earnings per share goal for CNI being weighted most heavily for our corporate executives (100% for Mr. Weil, Mr. Tooker and Mr. MacGillivray), and with the achievement of the applicable subsidiary operating income goal being weighted most heavily for executive officers of our operating subsidiaries (70% for Mr. Oppedahl and Mr. Duncan). The size of an incentive bonus payable under the Annual Incentive Program was determined as a percentage of the participant's base salary, with such percentage being determined based upon (i) the participant's position in management and (ii) the actual performance of CNI, our operating subsidiaries, and the individual participant, as applicable, when measured against their respective objectives.

       The amount of incentive bonus for 1998 paid to Mr. Weil as our Chief Executive Officer was determined under the terms of the Annual Incentive Program.

LONG-TERM COMPENSATION

       Our long-term compensation program consists of stock options and restricted stock awards granted through our Amended and Restated Stock Compensation Plan. The purpose of both types of awards is to increase shareholder value. The Stock Compensation Plan will terminate this year. You are being asked to vote on a new plan at this year's annual meeting to replace the Stock Compensation Plan. For a description of the new plan see Proposal No. 2.

       The Stock Compensation Plan is our long-term incentive plan for executive officers and key managers. Grants under the Stock Compensation Plan are made by the Compensation Committee, the members of which are all non-employee directors of the Company. Such option grants and restricted stock awards are based both on past achievement and expected future contribution. Those individuals at higher salary levels who have greater influence over shareholder value have the opportunity to receive larger option awards than other executives and key managers.

       In 1998, certain officers were granted restricted stock awards under the Stock Compensation Plan. Under the Stock Compensation Plan, the recipients of the restricted stock awards cannot transfer their shares and must forfeit their shares if they cease to be employees other than by reason of death or permanent and total disability. Restrictions on most of the restricted stock awards made will lapse five years from the date of grant, or at the end of the third or fourth year if the market price of the Company's Class A Common Stock has increased by a targeted annual compounded percentage. The awards of restricted stock under the Stock Compensation Plan are not intended to be made annually but rather to be made periodically as incentives for management retention. In determining the amount of individual awards, the Committee considered the recommendations of our compensation consultant and the Committee's subjective assessment of the recipient's level of responsibility and contribution. The factors considered by the Committee were not assigned relative weights.

       One grant of stock options was made in fiscal 1998. This grant represented the annual option grant for fiscal 1998. This grant was made using the procedures outlined below.

       To assist in determining the size of option grants, we retained an independent compensation consultant to make specific recommendations regarding the number of options that should be granted to each executive officer and key manager. Such recommendations were based on the consultant's review of the practices of newspaper companies, including some of the companies in the index of peer companies used in constructing the performance graph which follows this report. In determining the amount of individual grants, the Compensation Committee also considered recommendations received from our Chief Executive Officer (with regard to all grant recipients other than the Chief Executive Officer himself), the size of previous option grants, internal relativity, and the Committee's subjective assessment of the grant recipient's level of responsibility and contribution. The factors considered by the Committees were not assigned relative weights.

       With regard to option grants and awards of restricted stock made to Mr. Weil as our Chief Executive Officer, the Committee followed the same procedure as it did with regard to other grant recipients. The option grants made to Mr. Weil in March matched the number of option grants recommended by our compensation consultant and were consistent with the Committee's objectives based on previous grants made to Mr. Weil and to others at Central Newspapers.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

       Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1 million paid to a corporation's chief executive officer and the four other most highly compensated executive officers. Section 162(m) provides that qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The provisions of our Stock Compensation Plan permit the grant of stock options and restricted stock awards that qualify as performance-based compensation for purposes of Section 162(m). None of our executive officers received compensation in excess of the Section 162(m) deductibility limits in fiscal 1998. The Compensation Committee will continue to consider the effect of the deductibility limits of Section 162(m) in its future determination of executive compensation.

                          William A. Franke, Chairman
                                  L. Ben Lytle
                                 Richard Snell
                                 Members of the
                             Compensation Committee

March 9, 1999

                              COMPANY PERFORMANCE

       The following graph shows a comparison of cumulative total returns for CNI's Class A Common Stock, the Standard & Poor's 500 Stock Index (the "S&P 500"), and an index of peer companies.

       The graph assumes that $100 was invested on December 26, 1993 in each of CNI's common stock, the Standard & Poor's 500 Composite Stock Price Index, and the Dow Jones Industrial Index, and that all dividends were reinvested. In addition, the graph weighs the constituent companies on the basis of their respective market capitalizations, measured at the beginning of each relevant time period. Companies in the peer group are as follows: Gannett Co., Inc.; Knight-Ridder, Inc.; Lee Enterprises, Inc.; McClatchey Newspapers, Inc.; The New York Times Company; Pulitzer Publishing Company; The E.W. Scripps Company; Tribune Company; and the Washington Post Company.

                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
              AMONG CENTRAL NEWSPAPERS, INC., THE S & P 500 INDEX
                                AND A PEER GROUP

[TOTAL RETURN COMPARISON CHART]

                                                CENTRAL NEWSPAPERS, INC.           PEER GROUP                   S & P 500
                                                ------------------------           ----------                   ---------
'1993'                                                     100                         100                         100
'1994'                                                     101                          94                         101
'1995'                                                     120                         116                         139
'1996'                                                     167                         143                         174
'1997'                                                     275                         214                         218
'1998'                                                     278                         244                         290

                        PROPOSAL NO. 2 TO BE VOTED UPON

                    ADOPTION OF THE CENTRAL NEWSPAPERS, INC.
                         1999 LONG-TERM INCENTIVE PLAN

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE CENTRAL
                                NEWSPAPERS, INC.
                         1999 LONG-TERM INCENTIVE PLAN.

       The CNI Board of Directors has unanimously approved, and recommends that the shareholders approve, the adoption of the Central Newspapers, Inc. 1999 Long-Term Incentive Plan (the "1999 Plan"). The 1999 Plan is designed for key employees and non-employee directors of CNI. The 1999 Plan authorizes grants of incentive stock options ("ISOs"), non-qualified stock options ("NQSOs"), stock appreciation rights ("SARs"), restricted stock, performance shares, and performance-based awards.

       The Board believes that using long-term incentives under the 1999 Plan will be beneficial to CNI and will promote the success and enhance the value of CNI by linking the personal interests of CNI's key employees and non-employee directors to CNI's shareholders and by providing an incentive for outstanding performance. These incentives also provide CNI flexibility in our ability to attract and retain the services of individuals upon whose judgment, interest, and special effort we depend. The 1999 Plan, if approved by the shareholders, will have an effective date of May 11, 1999. As of March 1, 1999, the closing price of our Class A Common Stock was $35.13.

       ADOPTION OF THE 1999 PLAN REQUIRES APPROVAL BY THE HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK PRESENT IN PERSON OR REPRESENTED IN PROXY AT THE ANNUAL MEETING AND ENTITLED TO VOTE.

       The following is a summary of the material provisions of the 1999 Plan, which is attached as Appendix A to this Proxy Statement and is incorporated by reference into this summary description. This summary is qualified in its entirety by reference to the 1999 Plan. Any capitalized terms which are used in this summary description but not defined in this Proxy Statement have the meanings assigned to them in the 1999 Plan.

ADMINISTRATION OF 1999 PLAN

       The 1999 Plan will be administered by the Board's Compensation Committee. Other than the annual option grants to non-employee directors, the Compensation Committee will have the exclusive authority to administer the 1999 Plan, including the power to determine eligibility, the types and sizes of awards, the price and timing of awards, and the acceleration or waiver of any vesting restriction, but the Compensation Committee will not have the authority to waive any performance restrictions with respect to any performance-based awards.

ELIGIBILITY

       The Compensation Committee will ultimately determine who will participate in the 1999 Plan, but eligible persons will include all key employees (including those who are Board members) and non-employee directors of CNI. As of March 1, 1999 there were 4 officers and approximately 4,984 employees of CNI.

LIMITATION ON AWARDS AND SHARES AVAILABLE UNDER THE 1999 PLAN

       An aggregate of 2,000,000 shares of CNI's Class A Common Stock, plus the number of shares available for grant under the current Stock Compensation Plan, is available for grant under the 1999 Plan. The maximum number of shares of Class A Common Stock that may be subject to one or more awards to a single participant under the 1999 Plan during any fiscal year is 150,000. The maximum number of shares of Class A Common Stock payable in the form of performance-based awards for a performance period is 150,000 or if such performance-based compensation is payable in cash, the maximum amount payable will be determined by multiplying 150,000 by the fair market value of one share of Class A Common Stock on the first day of the performance period.

GRANTS UNDER THE 1999 PLAN

       The 1999 Plan authorizes grants of ISOs, NQSOs, SARs, restricted stock, performance shares, and performance-based awards.

       STOCK OPTIONS. The Compensation Committee may grant ISOs and NQSOs to participants, but ISOs may be granted only to CNI employees. Subject to the per person limit described above, the Compensation Committee has the discretion to determine the number of shares of Class A Common Stock to be awarded to each participant.

       INCENTIVE STOCK OPTIONS. An ISO is a stock option that satisfies the requirements specified in Section 422 of the Internal Revenue Code. Under the Code, ISOs may only be granted to employees. To qualify as an ISO, the option's exercise price must equal or exceed the fair market value of the stock at the date of the grant, the option must lapse no later than 10 years from the date of the grant, and the stock subject to ISOs that are first exercisable by an employee in any calendar year must not have a value of more than $100,000 as of the date of grant. Certain other requirements must also be met. The Compensation Committee determines the consideration to be paid to CNI upon exercise of any options. The form of payment may include cash or Class A Common Stock.

       NON-QUALIFIED STOCK OPTIONS. A NQSO is any stock option other than an ISO. Such options are referred to as "non-qualified" because they do not meet the requirements of, and are not eligible for, the favorable tax treatment provided by Section 422 of the Code.

       NON-EMPLOYEE DIRECTOR OPTION GRANTS. Beginning in fiscal 2000, each non-employee director will automatically be granted an option to purchase 1,000 shares of CNI Class A Common Stock each year on the date of CNI's annual shareholders' meeting. The exercise price for these options is the fair market value of Class A Common Stock on the date of grant. The options will be fully vested and exercisable six months after the date of grant and expire (unless sooner exercised or forfeited) 10 years after the date of grant. The vested portion of these options will remain exercisable for three years after the director's status as a CNI director terminates for any reason.

       STOCK APPRECIATION RIGHTS. The Compensation Committee may grant SARs that entitle the grantee to receive an amount equal to the excess of the then fair market value of the Class A Common Stock with respect to which the SAR is being exercised over the price fixed by the Compensation Committee at the time the SAR was granted. Payment is made in cash, in Class A

Common Stock, or a combination of the two as the Compensation Committee determines. The Compensation Committee will determine the time or times at which a SAR may be exercised.

       RESTRICTED STOCK AWARDS. The Compensation Committee may also issue Class A Common Stock under a restricted stock grant, subject to the satisfaction of any applicable conditions thereon, such as continued employment for a specified period or the attainment of stated performance objectives. The grant would set forth a restriction period (including a period related to the attainment of goals) during which the shares of restricted stock granted would remain subject to forfeiture. The grantee of an award of restricted stock generally may not dispose of the shares prior to the expiration of the restriction period. During this period, a grantee of restricted stock would generally have all of the rights of a shareholder, including the right to vote the Class A Common Stock.

       PERFORMANCE SHARE AWARDS. A performance share award is a contingent right to receive a pre-determined amount if certain performance goals are met, determined at the close of a period over which performance is measured. The payment value of performance units will depend on the degree to which the specified performance goals are achieved. Payment of earned performance shares will be made in accordance with the terms set by the Compensation Committee after the end of the measurement period for the performance unit. The amount of payments made to any employee will be the value of the performance share for the level of performance achieved multiplied by the number of performance shares granted or earned by the participant.

       PERFORMANCE-BASED AWARDS. Grants of performance-based awards under the 1999 Plan enable the Compensation Committee to treat restricted stock and performance share awards granted under the 1999 Plan as "performance-based compensation" under Section 162(m) of the Code and preserve the deductibility of these awards for federal income tax purposes. Only "covered employees," as defined by Section 162(m), are eligible to receive performance-based awards. Covered employees include CNI's Chief Executive Officer and the four other most highly compensated officers.

       Participants for any given performance period are only entitled to receive payment for a performance-based award for such period to the extent that pre-established performance goals set by the Compensation Committee for the period are satisfied. These pre-established performance goals must be based on one or more of the following performance criteria:

 --      net operating income,
 --      pre- or after-tax net earnings,
 --      sales growth,
 --      operating earnings,
 --      operating cash flow,
 --      return on net assets,
 --      return on stockholders' equity,
 --      return on assets,
 --      return on capital,
 --      Class A Common Stock price growth,
 --      stockholder return,
 --      gross or net profit margin,
 --      earnings per share,
 --      price per share,
 --      market share.

       These performance criteria may be measured in absolute terms, or as compared to any incremental increase, or as compared to results of a peer group. With regard to a particular performance period, the Compensation Committee will have the discretion to select the length of the performance period, the type of performance-based awards to be granted, and the goals that will be used to measure the performance for the period. In determining the actual size of any individual performance-based award for a performance period, the Compensation Committee may reduce or eliminate (but not increase) the award. Generally, a participant will have to be employed on the last day of the performance period in order to be eligible for a performance-based award for that period. The maximum performance-based award that may be payable to any one participant during a performance period is 150,000 shares of Class A Common Stock or an amount of cash equal to 150,000 times the fair market value of the Class A Common Stock on the first day of the performance period.

AMENDMENT AND TERMINATION UNDER THE 1999 PLAN

       The Compensation Committee, subject to approval of the Board, may terminate, amend, or modify the 1999 Plan at any time; provided, however, that shareholder approval is required for any amendment to the extent necessary or desirable to comply with any applicable law, regulation, or stock exchange or association rule.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES UNDER THE
1999 LONG-TERM INCENTIVE PLAN

       Incentive Stock Options. An optionee will not be treated as receiving taxable income upon either the grant of an ISO or upon the exercise of an ISO. However, the difference between the exercise price and the fair market value on the date of exercise will be an item of tax preference at the time of exercise in determining liability for the alternative minimum tax, assuming that the Class A Common Stock is either transferable or subject to a substantial risk of forfeiture under Section 83 of the Code.

       If Class A Common Stock acquired by the exercise of an ISO is not sold or otherwise disposed of within two years from the date of its grant and is held for at least one year after the date such Class A Common Stock is transferred to the optionee, any gain or loss resulting from its disposition will be treated as a short- or long-term capital gain or loss. If such Class A Common Stock is disposed of before the expiration of the above-mentioned holding periods, a "disqualifying disposition" will occur. If a disqualifying disposition occurs, the optionee will realize ordinary income in the year of the disposition in an amount equal to the difference between the fair market value of the Class A Common Stock on the date of exercise and the exercise price, or the selling price of the Class A Common Stock and the exercise price, whichever is less. The balance of the optionee's gain on a disqualifying disposition, if any, will be taxed as capital gain.

       In the event an optionee exercises an ISO using Class A Common Stock acquired by a previous exercise of an ISO, unless the stock exchange occurs after the required holding periods, such exchange shall be deemed a disqualifying disposition of the stock exchanged.

       Non-Qualified Stock Options. No taxable income will be realized by an optionee upon the grant of a NQSO, nor is CNI entitled to a tax deduction by reason of such grant. Upon the exercise of a NQSO, the optionee will realize ordinary income in an amount equal to the excess of the fair market value of the Class A Common Stock on the date of exercise over the exercise price and CNI will be entitled to a corresponding tax deduction.

       Upon a subsequent sale or other disposition of Class A Common Stock acquired through exercise of a NQSO, the optionee will realize capital gain or loss to the extent of any intervening appreciation or depreciation. Such a resale by the optionee will have no tax consequence to the Company.

       Stock Appreciation Rights. A recipient who receives a SAR award is not subject to tax at the time of the grant and CNI is not entitled to a tax deduction by reason of such grant. At the time such award is exercised, the recipient must include in income the appreciation inherent in the SAR (i.e., the difference between the fair market value of the Class A Common Stock on the date of grant and the fair market value of the Class A Common Stock on the date the SAR is exercised). CNI is entitled to a corresponding tax deduction in the amount equal to the income includible by the recipient in the year in which the recipient recognizes taxable income with respect to the SAR.

       Restricted Stock Awards. A recipient of a restricted stock award will recognize ordinary income equal to the fair market value of the Class A Common Stock at the time the restrictions lapse. CNI is entitled to a tax deduction equal to the amount of income recognized by the recipient in the year in which the restrictions lapse.

       Instead of postponing the income tax consequences of a restricted stock award, the recipient may elect to include the fair market value of the Class A Common Stock in income in the year the award is granted. This election is made under Section 83(b) of the Code. This Section 83(b) election is made by filing a written notice with the Internal Revenue Service office with which the recipient files his or her federal income tax return. The notice must be filed within 30 days of the date of grant and must meet certain technical requirements.

       The tax treatment of the subsequent disposition of restricted stock will depend upon whether the recipient has made a Section 83(b) election to include the value of the Class A Common Stock in income when awarded. If the recipient makes a Section 83(b) election, any disposition thereafter will result in a capital gain or loss equal to the difference between the selling price of the Class A Common Stock and the fair market value of the Class A Common Stock on the date of grant. The character of such capital gain or loss will depend upon the period the restricted stock is held. If no Section 83(b) election is made, any disposition thereafter will result in a capital gain or loss equal to the difference between the selling price of the Class A Common Stock and the fair market value of the Class A Common Stock on the date the restrictions lapsed.

       Performance Shares. A recipient of a performance share award will not realize taxable income at the time of grant, and CNI will not be entitled to a deduction by reason of such grant. Instead, a recipient of performance shares will recognize ordinary income equal to the fair market value of the Class A Common Stock at the time the performance goals related to the performance shares are attained and paid to the recipient. CNI is entitled to a tax deduction equal to the amount of income recognized by the recipient in the year in which the performance goals are achieved.

NEW PLAN BENEFITS

       The following table shows the grants that would have been made in fiscal 1999 if the plan had been in effect and the current composition of the Board was the same. Assuming that the 1999 Plan is approved by the shareholders, no grants will be made to non-employee directors under this plan until fiscal 2000. As of March 1, 1999, we have made no awards under the 1999 Plan. Since awards will be authorized by the Compensation Committee in its sole discretion, it is not possible to determine the benefits or amounts that will be received by eligible persons in the future (other than non-employee directors).

---------------------------------------------------------------------------------------------------
                     NAME AND POSITION                        DOLLAR VALUE ($)     NUMBER OF UNITS
---------------------------------------------------------------------------------------------------
 Louis A. Weil, III                                                    -0-                -0-
 Chairman and CEO
---------------------------------------------------------------------------------------------------
 John F. Oppedahl                                                      -0-                -0-
 President and CEO of PNI
---------------------------------------------------------------------------------------------------
 Thomas K. MacGillivray                                                -0-                -0-
 Vice President and CFO
---------------------------------------------------------------------------------------------------
 Dale A. Duncan                                                        -0-                -0-
 President of INI
---------------------------------------------------------------------------------------------------
 Eric S. Tooker                                                        -0-                -0-
  Vice President, Secretary and General Counsel
---------------------------------------------------------------------------------------------------
 Executive Group                                                       -0-                -0-
---------------------------------------------------------------------------------------------------
 Non-Employee Director Group                                      $175,650(1)           5,000(2)
---------------------------------------------------------------------------------------------------
 Non-Executive Officer Employee Group                                  -0-                -0-
---------------------------------------------------------------------------------------------------

(1) Based on the closing price of a share of our Class A Common Stock on March 1, 1999.
(2) Reflecting an automatic option grant to each non-employee director to purchase 1,000 shares on the date of the annual meeting of shareholders had the 1999 Plan been in effect during fiscal 1999.

                         TERMINATION BENEFITS AGREEMENT

       Louis A. Weil, III, the Chairman of our Board of Directors and our President and Chief Executive Officer has a Termination Benefits Agreement with Central Newspapers. This agreement, dated February 23, 1996, provides that Mr. Weil will receive certain benefits if his employment as our Chief Executive Officer is terminated for any reason other than cause, his death, total disability, or attainment of age 65. In such event, Mr. Weil shall be entitled to receive (i) a lump sum payment equal to 200% of his annual base salary on the date of termination, (ii) a lump sum payment equal to 200% of the pro rata portion of the bonus he would have received if he had been employed on the last day of the year in which the termination occurred, which amount will be payable on or before March 31 of the calender year following the termination, and (iii) continuation of medical coverage for two years following the termination.

                         INDEPENDENT PUBLIC ACCOUNTANTS

       Upon recommendation of the Audit Committee, the Board of Directors has reappointed PricewaterhouseCoopers LLP as the independent public accounting firm to audit our financial statements for the fiscal year ending December 26, 1999. PricewaterhouseCoopers LLP has served as our independent public accounting firm since the 1997 fiscal year. It is expected that representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will be given the opportunity to make a statement, if they so desire, and will respond to appropriate questions.

                         COMPLIANCE WITH SECTION 16(a)
                   OF THE SECURITIES AND EXCHANGE ACT OF 1934

       Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that our directors, executive officers, and persons who own more than ten percent of our Common Stock file initial reports with the Securities and Exchange Commission and the New York Stock Exchange. These reports detail the filer's ownership and changes in ownership of our Common Stock. Officers, directors, and greater than ten percent shareholders are required to furnish us with copies of all of the Section 16(a) forms that they file.

       The Securities and Exchange Commission has established specific due dates for the filing of these reports. We are required to disclose any failure to file by these dates during 1998 in this Proxy Statement. To our knowledge, based solely on review of the copies of such reports furnished to us and written representations that no other reports were required, all Section 16(a) filing requirements applicable to our officers and directors were complied with during the fiscal year ending December 27, 1998.

                             SHAREHOLDER PROPOSALS

       Shareholder proposals for our 2000 Annual Meeting must be received at our principal executive offices no later than December 2, 1999 to be included in the Proxy Statement and form of proxy relating to that meeting.

GENERAL MATTERS

       Our By-Laws provide that business conducted at a meeting of shareholders must be properly brought before the meeting and been determined to be lawful and appropriate for consideration by shareholders at the meeting. To properly bring business before the meeting of shareholders, the matter must be presented by written notice delivered or mailed and received at our principal place of business not less than 10 (ten) days prior to the meeting, or May 1, 1999. This notice must include:

      --      a brief description of the business desired to be brought before the meeting;
      --      the name and address, as they appear on our shareholder list, of the shareholder proposing the matter;
      --      the class and number of our shares beneficially owned by the shareholder proposing the matter; and
      --      any interest of the proposing shareholder in the matter.

DIRECTOR NOMINATIONS

       Shareholders may also nominate people for election to the Board of Directors by written notice. This written notice must be delivered or mailed and received at our principal not less than

10 (ten) days prior to the meeting, or May 1, 1999. This notice must include, for each person nominated:

      --      their name, age, business address, and residence address;
      --      their principal occupation;
      --      the class and number of our shares they beneficially own;
      --      any other information required to be disclosed in solicitation of proxies for election of directors or pursuant to Regulation 14A under the Securities Exchange Act of 1934; and
      --      their qualifications to serve as a director of CNI.

       We may require that any proposed nominee provide additional information necessary in determining their eligibility to serve on our Board of Directors.

       You may obtain, without charge, a copy of the applicable By-law provisions, by writing to our Corporate Secretary at our headquarters at 200 East Van Buren Street, Phoenix, Arizona.

                                 ANNUAL REPORT

       The Annual Report for our fiscal year ended December 27, 1998 is being mailed with this Proxy Statement to all shareholders. The Annual Report is not a part of the proxy soliciting material.

                                 OTHER MATTERS

       We are not aware of any business to come before the Annual Meeting other than that described in this Proxy Statement. However, if any matters should properly come before the Annual Meeting, your proxy will be voted in accordance with the judgment of the people voting your proxy, Thomas K. MacGillivray and Louis A. Weil, III.

                                                                      APPENDIX A

                            CENTRAL NEWSPAPERS, INC.
                         1999 LONG-TERM INCENTIVE PLAN

                                   ARTICLE 1

                                    PURPOSE

       1.1 General. The purpose of the Central Newspapers, Inc. 1999 Long-Term Incentive Plan (the "Plan") is to promote the success, and enhance the value, of Central Newspapers, Inc. (the "Company") by linking the personal interests of its key employees and non-employee directors of the Company to those of Company stockholders and by providing such individuals with an incentive for outstanding performance in order to generate superior returns to shareholders of the Company. The Company also intends that the Plan will provide it with the flexibility to motivate, attract, and retain the services of key employees and non-employee directors of the Company upon whose judgment, interest, and special effort the successful conduct of the Company's operation is largely dependent.

                                   ARTICLE 2

                         EFFECTIVE AND EXPIRATION DATES

       2.1 Effective Date. The Plan is effective as of May 11, 1999 (the "Effective Date"). Within one year of the Effective Date, the Plan will be submitted to the shareholders of the Company for their approval. The Plan will be deemed to be approved by the shareholders if it receives the affirmative vote of the holders of a majority of the shares of stock of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with applicable laws and the Company's By-Laws and Articles of Incorporation. Any Award granted under the Plan before shareholder approval is effective when made (unless the Committee specifies otherwise at the time of grant), but no Award may be exercised or settled and no restrictions relating to any Award may lapse before shareholder approval. If the shareholders do not approve the Plan, any Award previously made will be automatically canceled without any further act.

       2.2 Expiration Date. The Plan will expire on, and no Award may be granted under the Plan after, May 11, 2009.

                                   ARTICLE 3

                          DEFINITIONS AND CONSTRUCTION

       3.1 Definitions. When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase will generally be given the meaning ascribed to it in this Section or in Sections 1.1 or 2.1 unless a clearly different meaning is required by the context. The following words and phrases will have the following meanings:

               (a) "Award" means any Option, Director Option, Stock Appreciation Right, Restricted Stock Award, Performance Share Award, or
       Performance-Based Award granted to a Participant under the Plan.

               (b) "Award Agreement" means any written agreement, contract, or other instrument or document evidencing an Award.

               (c) "Board" means the Board of Directors of the Company.

               (d) "Code" means the Internal Revenue Code of 1986, as amended.

               (e) "Committee" means the committee of the Board described in
       Article 4.

               (f) "Covered Employee" means an Employee who is a "covered employee" within the meaning of Section 162(m) of the Code.

               (g) "Director Option" means an Option granted to a Non-Employee Director under Section 12.

               (h) "Disability" means a period of disability during which a Participant qualifies for permanent disability benefits under the Participant's employer's long-term disability plan, or if a Participant does not participate in such a plan, a period of disability during which the Participant would have qualified for permanent disability benefits under such a plan had the Participant been a participant in such a plan, as determined in the sole discretion of the Committee. If the Participant's employer does not sponsor such a plan, or discontinues to sponsor such a plan, Disability shall mean permanent and total disability for purposes of Social Security.

               (i) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

               (j) "Fair Market Value" means, as of any given date, the fair market value of Stock on a particular date determined by such methods or procedures as may be established from time to time by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of Stock as of any date will be the closing price for the Stock as reported on the New York Stock Exchange (or on any national securities exchange on which the Stock is then listed) for that date or, if no price is reported for that date, the closing price on the next preceding date for which such price was reported.

               (k) "Grant Date" means with respect to Director Options, the day of each annual meeting of the Company's shareholders beginning in 2000 and ending in, and including, 2008.

               (l) "Incentive Stock Option" means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

               (m) "Non-Employee Director" means a member of the Company's Board who is not a common-law employee of the Company. For purposes of Section 4.1, a Non-Employee Director means a member of the Board who qualifies as a "Non-Employee Director" as defined in Rule 16b-3(b)(3) of the Exchange Act, or any successor definition adopted by the Board.

               (n) "Non-Qualified Stock Option" means an Option that is not intended to be an Incentive Stock Option.

               (o) "Option" means a right granted to a Participant under Article 7 or Article 12 of the Plan to purchase Stock at a specified price during specified time periods. An Option granted under Article 7 of the Plan may be either an Incentive Stock Option or a Non-Qualified Stock Option. An Option granted under Article 12 of the Plan may only be a Non-Qualified Stock Option.

               (p) "Participant" means a person who, as a key employee or Non-Employee Director of the Company or any Subsidiary, has been granted an Award under the Plan.

               (q) "Performance-Based Awards" means the Performance Share Awards and Restricted Stock Awards granted to selected Covered Employees pursuant to Articles 9 and 10, but which are subject to the terms and conditions set forth in Article 11. All Performance-Based Awards are intended to qualify as "performance-based compensation" under Section 162(m) of the Code.

               (r) "Performance Criteria" means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The Performance Criteria that will be used to establish Performance Goals are limited to the following: net operating income before taxes and extraordinary charges against income; pre- or after-tax net earnings, sales growth, operating earnings, operating cash flow, return on net assets, return on stockholders' equity, return on assets, return on capital, Stock price growth, stockholder returns, gross or net profit margin, earnings per share, price per share of Stock, and market share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The Committee will, within the time prescribed by Section 162(m) of the Code, define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Participant.

               (s) "Performance Goals" means, for a Performance Period, the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit or an individual. The Committee, in its discretion, may, within the time prescribed by Section 162(m) of the Code, adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

               (t) "Performance Period" means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant's right to, and the payment of, a Performance-Based Award.

               (u) "Performance Share" means a right granted to a Participant under Article 9, to receive cash, Stock, or other Awards, the payment of which is contingent upon achieving certain objectives or goals established by the Committee.

               (v) "Plan" means the Central Newspapers, Inc. 1999 Long-Term Incentive Plan, as amended from time to time.

               (w) "Restricted Stock Award" means Stock granted to a Participant under Article 10 that is subject to certain restrictions and to risk of forfeiture.

               (x) "Retirement" means termination of employment from the Company or any Subsidiary after attaining age 60.

               (y) "Stock" means the Class A common stock of the Company and such other securities of the Company that may be substituted for Stock pursuant to Article 14.

               (z) "Stock Appreciation Right" or "SAR" means a right granted to a Participant under Article 8 to receive a payment equal to the difference between the Fair Market Value of a share of Stock as of the date of exercise of the SAR over the grant price of the SAR, all as determined pursuant to Article 8 and the applicable Award Agreement.

               (aa) "Subsidiary" means any corporation of which the Company beneficially owns (directly or directly) a majority of the outstanding voting stock or voting power.

                                   ARTICLE 4

                                 ADMINISTRATION

       4.1 Committee. The Plan will be administered by the Board or a Committee appointed by, and which serves at the discretion of, the Board. If the Board appoints a Committee, the Committee will consist of at least two individuals, each of whom qualifies as (i) a Non-Employee Director, and (ii) an "outside director" under Code Section 162(m) and the regulations issued thereunder. Reference to the Committee will refer to the Board if the Board does not appoint a Committee.

       4.2 Action by the Committee. A majority of the Committee will constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present and acts approved in writing by a majority of the Committee in lieu of a meeting will be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company's independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

       4.3 Authority of Committee. The Committee has the exclusive power, authority, and discretion to:

               (a) Designate Participants to receive Awards;

               (b) Determine the type or types of Awards to be granted to each Participant;

               (c) Determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;

               (d) Determine the terms and conditions of any Award granted under the Plan including but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion determines;

       provided, however, that the Committee will not have the authority to accelerate the vesting, or waive the forfeiture, of any Performance-Based Awards;

               (e) Amend, modify, or terminate any outstanding Award, with the Participant's consent unless the Committee has the authority to amend, modify or terminate an Award without the Participant's consent under any other provision of the Plan.

               (f) Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

               (g) Prescribe the form of each Award Agreement, which need not be identical for each Participant;

               (h) Decide all other matters that must be determined in connection with an Award;

               (i) Establish, adopt or revise any rules and regulations as it may deem necessary or advisable to administer the Plan; and

               (j) Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan.

       4.4 Decisions Binding. The Committee's interpretation of the Plan, any Awards granted under the Plan, any Award Agreement, and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.

                                   ARTICLE 5

                           SHARES SUBJECT TO THE PLAN

       5.1 Number of Shares. Subject to adjustment provided in Section 14.1, the aggregate number of shares of Stock reserved and available for grant under the Plan will be 2,000,000, plus the number of shares available for grant under the Central Newspapers, Inc. Stock Compensation Plan (including any shares of Stock that become available for grant under the Stock Compensation Plan as a result of the forfeiture of an Award under that Plan).

       5.2 Lapsed Awards. To the extent that an Award terminates, expires, or lapses for any reason, any shares of Stock subject to the Award will again be available for the grant of an Award under the Plan and shares subject to SARs or other Awards settled in cash will be available for the grant of an Award under the Plan.

       5.3 Stock Distributed. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

       5.4 Limitation on Number of Shares Subject to Awards. Notwithstanding any provision in the Plan to the contrary, and subject to the adjustment in
Section 14.1, the maximum number of shares of Stock with respect to one or more Awards that may be granted to any one Participant who is a Covered Employee during the Company's fiscal year is 150,000.

                                   ARTICLE 6

                         ELIGIBILITY AND PARTICIPATION

       6.1  Eligibility.

               (a) General. Persons eligible to participate in this Plan (other than Article 12) include all key employees of the Company or a Subsidiary, as determined by the Committee, including such individuals who are also members of the Board. Persons eligible to receive Director Option grants under Article 12 of the Plan include all Non-Employee Directors of the Company.

               (b) Foreign Participants. In order to assure the viability of Awards granted to Participants employed in foreign countries, the Committee may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy, or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements, or alternative versions of the Plan as it may consider necessary or appropriate for such purposes without affecting the terms of the Plan as in effect for any other purpose; provided, however, that no such supplements, amendments, restatements, or alternative versions will increase the number of shares of Stock available under
       Section 5.1 of the Plan.

       6.2 Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from among all eligible individuals, those to whom Awards will be granted and will determine the nature and amount of each Award; provided that the Committee does not have the authority to determine those Participants eligible to receive Director Options under Article 12. No individual will have any right to be granted an Award under this Plan.

                                   ARTICLE 7

                                 STOCK OPTIONS

       7.1 General. The Committee is authorized to grant Options to Participants (other than to Non-Employee Directors) on the following terms and conditions:

               (a) Exercise Price. The exercise price per share of Stock under an Option will be determined by the Committee and set forth in the Award Agreement. It is the intention under the Plan that the exercise price for any Option be not less than the Fair Market Value as of the date of grant; provided, however that the Committee may, in its discretion, grant Options (other than Options that are intended to be Incentive Stock Options or Options that are intended to qualify as performance-based compensation under Code Section 162(m)) with an exercise price of less than the Fair Market Value on the date of grant.

               (b) Time and Conditions of Exercise. The Committee will determine the time or times at which an Option may be exercised in whole or in part. The Committee may also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised. Unless provided otherwise in a Participant's Award Agreement, an Option will become fully vested and exercisable upon the Participant's termination of employment on account of Retirement, Disability, or death.

               (c) Lapse of Option. An Option will lapse under the following circumstances:

                    (1) The Option will lapse ten years from the date it is
            granted, unless an earlier time is set in the Award Agreement;

                    (2) The Option will lapse upon termination of employment for any reason other than the Participant's Retirement, death, or Disability, unless the Committee (at the time of grant or thereafter) determines in its discretion to extend the exercise period for a period of time after the Participant terminates employment (not to exceed the Option's expiration date). To the extent that any portion of an Incentive Stock Option is exercised more than 90 days after the date the Participant ceases to be an employee of the Company for reason (other than death or Disability), the exercise of such portion will be considered the exercise of a Non-Qualified Stock Option; and

                    (3) If the Participant terminates employment on account of
            Retirement, Disability, or death before the Option lapses pursuant to paragraph (1) or (2) above, the Option will lapse on the earlier of (i) the Option's expiration date, or (ii) three years after the date the Participant terminates employment on account of Retirement, Disability or death. Upon the Participant's Disability or death, any Options exercisable at the Participant's Disability or death may be exercised by the Participant's legal representative or representatives, by the person or persons entitled to do so under the Participant's last will and testament, or, if the Participant fails to make testamentary disposition or dies intestate, by the person or persons entitled to receive the Option under the applicable laws of descent and distribution. To the extent that any portion of an Incentive Stock Option is exercised more than 12 months after the date the Participant ceases to be an employee of the Company on account of Disability, the exercise of such portion will be considered the exercise of a Non-Qualified Stock Option.

               (d) Payment. The Committee will determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, shares of Stock that has been held by the Participant for at least six months (through actual tender or by attestation), or other property (including broker-assisted "cashless exercise" arrangements), and the methods by which shares of Stock will be delivered or deemed to be delivered to a Participant.

               (e) Evidence of Grant. All Options will be evidenced by an Award Agreement between the Company and the Participant. The Award Agreement will include such additional provisions as may be specified by the Committee.

       7.2 Incentive Stock Options. Incentive Stock Options will be granted only to employees and the terms of any Incentive Stock Options granted under the Plan must comply with the following additional rules.

               (a) Exercise Price. The exercise price per share of Stock will be set by the Committee, provided that the exercise price for any Incentive Stock Option may not be less than the Fair Market Value as of the date of the grant.

               (b) Exercise. In no event, may any Incentive Stock Option be exercisable for more than ten years from the date of its grant.

               (c) Individual Dollar Limitation. The aggregate Fair Market Value (determined as of the time an Award is made) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000.00 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision. To the extent that for any reason Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess will be considered Non-Qualified Stock Options.

               (d) Ten Percent Owners. An Incentive Stock Option will be granted to any individual who, at the date of grant, owns Stock possessing more than ten percent of the total combined voting power of all classes of Stock of the Company only if such Option is granted at a price that is not less than 110% of Fair Market Value on the date of grant and the Option is exercisable for no more than five years from the date of grant.

               (e) Expiration of Incentive Stock Options. No Award of an Incentive Stock Option may be made pursuant to this Plan after the tenth anniversary of the Effective Date.

               (f) Right to Exercise. During a Participant's lifetime, an Incentive Stock Option may be exercised only by the Participant.

                                   ARTICLE 8

                           STOCK APPRECIATION RIGHTS

       8.1 Grant of SARs. The Committee is authorized to grant SARs to Participants on such terms and conditions as may be selected by the Committee. The Committee has the complete discretion to determine the number of SARs granted to each Participant. All Awards of SARs will be evidenced by an Award Agreement.

       8.2 Right to Payment. Upon the exercise of a Stock Appreciation Right, the Participant to whom it is granted has the right to receive the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise, over the grant price of the Stock Appreciation Right as determined by the Committee, which will not be less than the Fair Market Value of a share of Stock on the date of grant in the case of any SAR related to any Incentive Stock Option.

       8.3 Other Terms. The terms, methods of exercise, methods of settlement, form of consideration payable in settlement, and any other terms and conditions of any Stock Appreciation Right will be determined by the Committee at the time of the grant of the Award and will be reflected in the Award Agreement.

       8.4 Death or Disability. Unless provided otherwise in a Participant's Award Agreement, a Stock Appreciation Right will be vested and exercisable if a Participant terminates employment on account of death or Disability.

                                   ARTICLE 9

                               PERFORMANCE SHARES

       9.1 Grant of Performance Shares. The Committee is authorized to grant Performance Shares to Participants on such terms and conditions as may be selected by the Committee. The

Committee has the complete discretion to determine the number of Performance Shares granted to each Participant. All Awards of Performance Shares will be evidenced by an Award Agreement.

       9.2 Right to Payment. A grant of Performance Shares gives the Participant rights, valued as determined by the Committee, and payable to, or exercisable by, the Participant to whom the Performance Shares are granted, in whole or in part, as the Committee will establish at grant or thereafter. The Committee may set objectives or goals and other terms or conditions to payment of the Performance Shares in its discretion which, depending on the extent to which they are met, will determine the number and value of Performance Shares that will be paid to the Participant.

       9.3 Other Terms. Performance Shares may be payable in cash, Stock, or other property, and have such other terms and conditions as determined by the Committee and reflected in the Award Agreement.

       9.4 Death or Disability. Unless provided otherwise in a Participant's Award Agreement, Performance Shares will be vested and exercisable if a Participant terminates employment on account of death or Disability.

                                   ARTICLE 10

                            RESTRICTED STOCK AWARDS

       10.1 Grant of Restricted Stock. The Committee is authorized to make Awards of Restricted Stock to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee. All Awards of Restricted Stock will be evidenced by a Restricted Stock Award Agreement.

       10.2 Issuance and Restrictions. Restricted Stock will be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.

       10.3 Forfeiture. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment during the applicable restriction period for any reason (other than death or Disability), Restricted Stock that is at that time subject to restrictions will be forfeited, provided, however, that the Committee may provide in any Restricted Stock Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.

       10.4 Death or Disability. Unless provided otherwise in a Participant's Award Agreement, restrictions on Restricted Stock will lapse if a Participant terminates employment on account of death or Disability.

       10.5 Certificates for Restricted Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee will determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, at its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.

                                   ARTICLE 11

                            PERFORMANCE-BASED AWARDS

       11.1 Purpose. The purpose of this Article 11 is to provide the Committee the ability to qualify the Performance Share Awards under Article 9 and the Restricted Stock Awards under Article 10 as "performance-based compensation" under Section 162(m) of the Code. If the Committee, in its discretion, decides to grant a Performance-Based Award to a Covered Employee, the provisions of this Article 11 will control over any contrary provision contained in Articles 9 or 10.

       11.2 Applicability. This Article 11 will apply only to those Covered Employees selected by the Committee to receive Performance-Based Awards. The Committee may, in its discretion, grant Restricted Stock Awards or Performance Share Awards to Covered Employees that do not satisfy the requirements of this
Article 11. The designation of a Covered Employee as a Participant for a Performance Period will not in any manner entitle the Participant to receive an Award for the period. Moreover, designation of a Covered Employee as a Participant for a particular Performance Period will not require designation of such Covered Employee as a Participant in any subsequent Performance Period and designation of one Covered Employee as a Participant will not require designation of any other Covered Employees as a Participant in such period or in any other period.

       11.3 Discretion of Committee with Respect to Performance Awards. With regard to a particular Performance Period, the Committee will have full discretion to select the length of such Performance Period, the type of Performance-Based Awards to be issued, the kind and/or level of the Performance Goal, and whether the Performance Goal is to apply to the Company, a Subsidiary or any division or business unit thereof.

       11.4 Payment of Performance Awards. Unless otherwise provided in the relevant Award Agreement, a Participant must be employed by the Company or a Subsidiary on the last day of the Performance Period to be eligible for a Performance Award for such Performance Period. Furthermore, a Participant will be eligible to receive payment under a Performance-Based Award for a Performance Period only if the Performance Goals for such period are achieved. In determining the actual size of an individual Performance-Based Award, the Committee may reduce or eliminate the amount of the Performance-Based Award earned for the Performance Period, if in its sole and absolute discretion, such reduction or elimination is appropriate.

       11.5 Maximum Award Payable. The maximum Performance-Based Award payable to any one Participant under the Plan for a Performance Period is 150,000 shares of Stock, or in the event the Performance-Based Award is paid in cash, such maximum Performance-Based Award will be determined by multiplying 150,000 by the Fair Market Value of one share of Stock as of the date of grant of the Performance-Based Award.

                                   ARTICLE 12

                      NON-EMPLOYEE DIRECTOR OPTION GRANTS

       12.1 Annual Director Option Grants. As of each Grant Date, each Non-Employee Director serving as a director of the Corporation on that Grant Date will automatically be granted a Director Option to purchase 1,000 shares of Stock. Each Director Option will be a Non-Qualified Stock Option and will be evidenced by an Award Agreement. The Board will have the discretion to increase the number shares of Stock subject to grant under this Section 12.1.

       12.2 Periodic Director Option Grants. The Board shall have the authority to grant Options to Non-Employee Directors in addition to those granted under Section 12.1. Options granted to Non-Employee Directors under this
Section 12.2 will have terms and conditions consistent with the provisions of this Article 12 and such other terms and conditions consistent with the provisions in this Plan.

       12.3 Option Exercise Price. The exercise price for Director Options will be the Fair Market Value as of the relevant Grant Date.

       12.4 Period for Exercise. A Director Option will be exercisable any time during the period beginning six months after the relevant Grant Date and ending on the ten year anniversary of that Grant Date, provided that a Director Option will become fully vested and exercisable on the Non-Employee Director's death.

       12.5 Termination of Director Status. If a Non-Employee Director ceases to be a director of the Company for any reason, any vested Director Option will expire on the earlier of (i) its expiration date, or (ii) three years after the date on which his or her status as a director terminated. Leave of absence approved by the Committee will not constitute termination of status as director. If a Non-Employee Director terminates service because of death, any Director Option may be exercised in whole or in part by the executor or administrator of the Non-Employee Director's estate or by the person or persons entitled to the Director Option by will or by applicable laws of descent and distribution. If a Non-Employee Director ceases to be a director of the Company for any reason, any nonvested Director Option will expire on the date the Non-Employee Director ceases to be a director of the Company.

       12.6 Payment of Exercise Price. The exercise price of a Director Option may be paid in cash, shares of Stock that have been held for at least six month (through actual tender or by attestation), or other property (including broker-assisted "cashless exercise" arrangements).

                                   ARTICLE 13

                        PROVISIONS APPLICABLE TO AWARDS

       13.1 Stand-alone, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for, any other Award granted under the Plan. If an Award is granted in substitution for another Award, the Committee may require the surrender of such other Award in consideration of the grant of the new Award. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

       13.2 Exchange Provisions. The Committee may at any time offer to exchange or buy out any previously granted Award for a payment in cash, Stock, or another Award (subject to Section 13.1), based on the terms and conditions the Committee determines and communicates to the Participant at the time the offer is made.

       13.3 Term of Award. The term of each Award will be for the period as determined by the Committee, provided that in no event will the term of any Incentive Stock Option or a Stock Appreciation Right granted in tandem with the Incentive Stock Option exceed a period of ten years from the date of its grant.

       13.4 Form of Payment for Awards. Subject to the terms of the Plan and any applicable law or Award Agreement, payments or transfers to be made by the Company or a Subsidiary on the grant or exercise of an Award may be made in such forms as the Committee determines at or after the time of grant, including without limitation, cash, Stock that has been held by the Participant for at least six months, other Awards, or other property, or any combination, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case determined in accordance with rules adopted by, and at the discretion of, the Committee.

       13.5 Limits on Transfer. No right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Subsidiary, or will be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or a Subsidiary. Except as otherwise provided by the Committee, no Award will be assignable or transferable by a Participant other than by will or the laws of descent and distribution.

       13.6 Beneficiaries. Notwithstanding Section 13.5, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant's death. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If the Participant is married and resides in a community property state, a designation of a person other than the Participant's spouse as his beneficiary with respect to more than 50 percent of the Participant's interest in the Award will not be effective without the written consent of the Participant's spouse. If no beneficiary has been designated or survives the Participant, payment will be made to the person entitled thereto under the Participant's will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

       13.7 Stock Certificates. All Stock certificates delivered under the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with Federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on with the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock.

                                   ARTICLE 14

                          CHANGES IN CAPITAL STRUCTURE

       14.1 General. In the event a stock dividend is declared upon the Stock, the shares of Stock then subject to each Award (and the number of shares subject thereto) will be increased proportionately without any change in the aggregate purchase price therefor. If the Stock is changed into or exchanged for a different number or class of shares of Stock or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, merger or consolidation, there will be substituted for each such share of Stock then subject to each Award the number and class of shares of Stock into which each outstanding share of Stock is exchanged, all without any change in the aggregate purchase price for the shares then subject to each Award.

                                   ARTICLE 15

                    AMENDMENT, MODIFICATION AND TERMINATION

       15.1 Amendment, Modification and Termination. With the approval of the Board, at any time and from time to time, the Committee may terminate, amend or modify the Plan; provided, however, that to the extent necessary and desirable to comply with any applicable law, regulation, or stock exchange rule, the Company will obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required.

       15.2 Awards Previously Granted. No termination, amendment, or modification of the Plan will adversely affect in any material way any Award previously granted under the Plan without the written consent of the Participant.

                                   ARTICLE 16

                               GENERAL PROVISIONS

       16.1 No Rights to Awards. No Participant, employee, or other person will have any claim to be granted any Award under the Plan, and neither the Company nor the Committee is obligated to treat Participants, employees, and other persons uniformly.

       16.2 No Stockholders Rights. No Award gives the Participant any of the rights of a stockholder of the Company unless and until shares of Stock are in fact issued to such person in connection with such Award.

       16.3 Withholding. The Company or any Subsidiary will have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of this Plan.

       16.4 No Right to Employment. Nothing in the Plan or any Award Agreement will interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company or any Subsidiary.

       16.5 Unfunded Status of Awards. The Plan is intended to be an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an

Award, nothing contained in the Plan or any Award Agreement will give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.

       16.6 Indemnification. To the extent allowable under applicable law, each member of the Committee or of the Board will be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act under the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification will not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

       16.7 Relationship to Other Benefits. No payment under the Plan will be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary.

       16.8 Expenses. The expenses of administering the Plan will be paid by the Company and its Subsidiaries.

       16.9 Titles and Headings. The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, will control.

       16.10 Fractional Shares. No fractional shares of stock will be issued and the Committee will determine, in its discretion, whether cash will be given in lieu of fractional shares or whether such fractional shares will be eliminated by rounding up or down as appropriate.

       16.11 Securities Law Compliance. With respect to any person who is, on the relevant date, obligated to file reports under Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it will be void to the extent permitted by law and voidable as deemed advisable by the Committee.

       16.12 Government and Other Regulations. The obligation of the Company to make payment of awards in Stock or otherwise will be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company will be under no obligation to register under the Securities Act of 1933, as amended (the "1933 Act"), any of the shares of Stock paid under the Plan. If the shares paid under the Plan may in certain circumstances be exempt from registration under the 1933 Act, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

       16.13 Governing Law. The Plan and all Award Agreements will be construed in accordance with and governed by the laws of the State of Indiana.

                            CENTRAL NEWSPAPERS, INC.
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 11, 1999
                            10:00 a.m., PHOENIX TIME

                            CENTRAL NEWSPAPERS, INC.
                           200 EAST VAN BUREN STREET
                               PHOENIX, AZ 85004

--------------------------------------------------------------------------------
CENTRAL NEWSPAPERS, INC.
200 EAST VAN BUREN STREET, PHOENIX, AZ 85004                               PROXY
--------------------------------------------------------------------------------

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned appoints Thomas K. MacGillivray and Louis A. Weil, III, or any of them, with full power of substitution, as proxies to vote all shares of CLASS A COMMON STOCK held by the undersigned at the Annual Meeting of Shareholders of Central Newspapers, Inc. to be held May 11, 1999, at 10:00 a.m., Phoenix time, and at any adjournments thereof, on the following matters:

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THE SHARES WILL BE VOTED FOR ITEMS 1 AND 2 LISTED ON THE OTHER SIDE OF THIS PROXY CARD. IF ANY DIRECTOR NOMINEE SHOULD BE UNABLE TO SERVE, THE SHARES WILL BE VOTED FOR A SUBSTITUTE NOMINEE SELECTED BY THE BOARD OF DIRECTORS. IF ANY OTHER BUSINESS COMES BEFORE THE MEETING, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN FAVOR OF THE ACTION RECOMMENDED BY THE BOARD OF DIRECTORS AND, IN THE ABSENCE OF A RECOMMENDATION, IN ACCORDANCE WITH THE BEST JUDGEMENT OF THE PROXY HOLDERS.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.

      IMPORTANT - This Proxy must be signed and dated on the reverse side.

                  [ARROW DOWN] Please detach here [ARROW DOWN]

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

1. Election of directors: 01 William A. Franke    05 Frank E. Russell   [ ] Vote FOR       [ ] Vote WITHHELD
                          02 L. Ben Lytle         06 Richard Snell          all nominees       from all nominees
                          03 Kathryn L. Munro     07 Louis A. Weil, III
                          04 Myrta J. Pulliam

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE,
WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)   [                              ]

2. FOR approval of the Central Newspapers, Inc. 1999 Long-Term Incentive Plan,  [ ] For  [ ] Against  [ ] Abstain

3. In their discretion, upon such other business (none of which is known to management of Central Newspapers, Inc. as of the mailing date of this proxy ) as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL

Address Change? Mark Box [ ]                                                    Date                          1999
Indicate changes below:                                                              -------------------------

                                                          [                                                  ]

                                                          Signature(s) in Box

                                                          Please sign exactly and as fully as shown to the left. When shares are held by two or more persons, all of them should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                            CENTRAL NEWSPAPERS, INC.

                     FOR THE ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 11, 1999
                            10:00 A.M., PHOENIX TIME

                            CENTRAL NEWSPAPERS, INC.
                           200 EAST VAN BUREN STREET
                               PHOENIX, AZ 85004

--------------------------------------------------------------------------------

CENTRAL NEWSPAPERS, INC.
200 EAST VAN BUREN STREET, PHOENIX, AZ 85004                               PROXY
--------------------------------------------------------------------------------
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned appoints Thomas K. MacGillivray and Louis A. Weil, III, or any of them, with full power of substitution, as proxies to vote all shares of CLASS B COMMON STOCK held by the undersigned at the Annual Meeting of Shareholders of Central Newspapers, Inc. to be held May 11, 1999, at 10:00 a.m., Phoenix time, and at any adjournments thereof, on the following matters:

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THE SHARES WILL BE VOTED FOR ITEMS 1 AND 2 LISTED ON THE OTHER SIDE OF THIS PROXY CARD. IF ANY DIRECTOR NOMINEE SHOULD BE UNABLE TO SERVE, THE SHARES WILL BE VOTED FOR A SUBSTITUTE NOMINEE SELECTED BY THE BOARD OF DIRECTORS. IF ANY OTHER BUSINESS COMES BEFORE THE MEETING, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN FAVOR OF THE ACTION RECOMMENDED BY THE BOARD OF DIRECTORS AND, IN THE ABSENCE OF A RECOMMENDATION, IN ACCORDANCE WITH THE BEST JUDGEMENT OF THE PROXY HOLDERS.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.

     IMPORTANT -- This Proxy must be signed and dated on the reverse side.

                             - please detach here -


           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

1. Election of directors:

01 William A. Franke    / / Vote FOR         / / Vote WITHHELD
02 L. Ben Lytle             all nominees         from all nominees
03 Kathryn L. Munro
04 Myrta J. Pulliam
05 Frank E. Russell
06 Richard Snell
07 Louis A. Weil, III

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR    ---------------------
ANY INDICATED NOMINEE, WRITE THE NUMBER(S) OF
THE NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)   ---------------------

2. FOR approval of the Central Newspapers,
Inc. 1999 Long-Term Incentive Plan.            / / For  / / Against  / / Abstain

3. In their discretion, upon such other business (none of which is known to management of Central Newspapers, Inc. as of the mailing date of this proxy) as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box  / /
Indicate changes below;                                Date                 1999
                                                           -----------------

                                        ---------------------------------------

                                        ---------------------------------------

                                        Signature(s) in Box

                                        Please sign exactly and as fully as
                                        shown to the left. When shares are held
                                        by two or more persons, all of them
                                        should sign. When signing as attorney,
                                        executor, administrator, trustee or
                                        guardian, please give full title as
                                        such. If a corporation, please sign in
                                        full corporate name by president or
                                        other authorized officer. If a
                                        partnership, please sign in partnership
                                        name by authorized person.